EXECUTION COPY

CREDIT AGREEMENT

Dated as of January 24, 2003

among

AMERON INTERNATIONAL CORPORATION,
as the Borrower,

and
The Subsidiaries of the Borrower
from time to time party hereto,
as Guarantors,

BANK OF AMERICA, N.A.,
as Administrative Agent and L/C Issuer,

BNP PARIBAS,
as Syndication Agent,

and

The Other Lenders Party Hereto

BANC OF AMERICA SECURITIES LLC

and

BNP PARIBAS,
as
Co-Lead Arrangers and Joint Book Managers

TABLE OF CONTENTS

i

6.02	Authorization; No Contravention.	54
6.03	Governmental Authorization; Other Consents.	54
6.04	Binding Effect.	54
6.05	Financial Statements; No Material Adverse Effect.	55
6.06	Litigation.	55
6.07	No Default.	56
6.08	Ownership of Property; Liens.	56
6.09	Environmental Compliance.	56
6.10	Insurance.	57
6.11	Taxes.	57
6.12	ERISA Compliance.	57
6.13	Subsidiaries.	58
6.14	Margin Regulations; Investment Company Act; Public Utility Holding Company Act.	58
6.15	Disclosure.	58
6.16	Compliance with Laws.	59
6.17	Intellectual Property.	59
6.18	Solvency.	59
6.19	Investments.	59
6.20	Business Locations.	59
6.21	Brokers' Fees.	60
6.22	Labor Matters.	60
6.23	Nature of Business.	60
6.24	Representations and Warranties from Other Loan Documents.	60
ARTICLE VII AFFIRMATIVE COVENANTS		60
7.01	Financial Statements.	60
7.02	Certificates; Other Information.	61
7.03	Notices and Information.	63
7.04	Payment of Obligations.	64
7.05	Preservation of Existence, Etc.	64
7.06	Maintenance of Properties.	64
7.07	Maintenance of Insurance.	64
7.08	Compliance with Laws.	65
7.09	Books and Records.	65
7.10	Inspection Rights.	65
7.11	Use of Proceeds.	65
7.12	Additional Guarantors.	65
7.13	Pledged Assets.	66
7.14	Further Assurances.	66
ARTICLE VIII NEGATIVE COVENANTS		67
8.01	Liens.	67
8.02	Investments.	68
8.03	Indebtedness.	70
8.04	Fundamental Changes.	71
8.05	Dispositions.	71
8.06	Restricted Payments.	72
8.07	Change in Nature of Business.	72
8.08	Transactions with Affiliates and Insiders.	72
8.09	Burdensome Agreements.	72
8.10	Use of Proceeds.	73

8.11	Financial Covenants.	73
8.12	Capital Expenditures.	74
8.13	Prepayment of Other Indebtedness, Etc.	74
8.14	Organization Documents; Fiscal Year.	74
8.15	Ownership of Subsidiaries.	74
8.16	Sale Leasebacks.	75
ARTICLE IX EVENTS OF DEFAULT AND REMEDIES		75
9.01	Events of Default.	75
9.02	Remedies Upon Event of Default.	77
9.03	Application of Funds.	78
ARTICLE X ADMINISTRATIVE AGENT		79
10.01	Appointment and Authorization of Administrative Agent.	79
10.02	Delegation of Duties.	79
10.03	Liability of Administrative Agent.	79
10.04	Reliance by Administrative Agent.	80
10.05	Notice of Default.	80
10.06	Credit Decision; Disclosure of Information by Administrative Agent.	81
10.07	Indemnification of Administrative Agent.	81
10.08	Administrative Agent in its Individual Capacity.	82
10.09	Successor Administrative Agent.	82
10.10	Administrative Agent May File Proofs of Claim.	82
10.11	Collateral and Guaranty Matters.	83
10.12	Other Agents; Arrangers and Managers.	84
ARTICLE XI MISCELLANEOUS		84
11.01	Amendments, Etc.	84
11.02	Notices and Other Communications; Facsimile Copies.	86
11.03	No Waiver; Cumulative Remedies.	87
11.04	Attorney Costs, Expenses and Taxes.	87
11.05	Indemnification by the Borrower.	87
11.06	Payments Set Aside.	88
11.07	Successors and Assigns.	88
11.08	Confidentiality.	91
11.09	Set‑off.	92
11.1	Interest Rate Limitation.	92
11.11	Counterparts.	93
11.12	Integration.	93
11.13	Survival of Representations and Warranties.	93
11.14	Severability.	93
11.15	Tax Forms.	93
11.16	Replacement of Lenders.	95
11.17	Governing Law.	96
11.18	Waiver of Right to Trial by Jury.	96
11.19	Judgment Currency.	96
SIGNATURES		S-1

SCHEDULES

1.01	Existing Letters of Credit
2.01	Commitments and Pro Rata Shares
6.03	Required Consents, Authorizations, Notices and Filings
6.06	Litigation
6.10	Insurance
6.13(a)	Corporate Structure
6.13(b)	Subsidiaries
6.17	Intellectual Property Matters
6.20(a)	Real Properties
6.20(b)	Collateral Locations
6.20(c)	Chief Executive Office, Jurisdiction of Incorporation, Principal Place of Business
6.22	Labor Matters
8.01	Existing Liens
8.02	Existing Investments
8.03	Existing Indebtedness
11.02	Administrative Agent's Office, Certain Addresses for Notices

EXHIBITS

2.02	Form of Loan Notice
2.10	Form of Revolving Note
7.02(b)	Form of Compliance Certificate
7.12	Form of Joinder Agreement
11.07	Form of Assignment and Assumption

CREDIT AGREEMENT

This CREDIT AGREEMENT (as amended, modified, restated or supplemented from time to time, the "Agreement") is entered into as of January 24, 2003 by and among AMERON INTERNATIONAL CORPORATION, a Delaware corporation (together with any permitted successors and assigns, the "Borrower"), the Subsidiary Guarantors (as defined herein), the Lenders (as defined herein), and BANK OF AMERICA, N.A., as Administrative Agent and L/C Issuer (each, as defined herein).

The Borrower has requested that the Lenders provide credit facilities in an aggregate amount of $100,000,000 (the "Credit Facilities ") for the purposes hereinafter set forth, and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

1.01        Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

"1996 Note Purchase Agreement" means that certain Note Purchase Agreement dated August 28, 1996 among the Borrower and the applicable Senior Noteholders, as the same may be amended, modified, restated or supplemented and in effect from time to time in accordance with the terms hereof.

"2003 Note Purchase Agreement" means that certain Note Purchase Agreement dated January 24, 2003 among the Borrower and the applicable Senior Noteholders, as the same may be amended, modified, restated or supplemented and in effect from time to time in accordance with the terms hereof.

"Acquisition" by any Person, means the acquisition by such Person, in a single transaction or in a series of related transactions, of all of the Capital Stock or all or substantially all of the Property of another Person, whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise.

"Administrative Agent" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

"Administrative Agent's Office" means, with respect to any Available Currency, the Administrative Agent's address and, as appropriate, account as set forth on Schedule 11.02 with respect to such Available Currency, or such other address or account with respect to such Available Currency as the Administrative Agent may from time to time notify the Company and the Lenders.

"Administrative Questionnaire" means an administrative questionnaire in a form supplied by the Administrative Agent.

"Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  "Controlling" and "Controlled" have meanings correlative thereto.  Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

"Agent-Related Persons" means the Administrative Agent, together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

"Aggregate Revolving Commitments" means the Revolving Commitments of all the Lenders.  The initial amount of the Aggregate Revolving Commitments in effect on the Closing Date is ONE HUNDRED MILLION DOLLARS ($100,000,000).

"Agreement" shall the meaning assigned to such term in the heading hereof.

"Applicable Rate" means the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.02(b):

Applicable Rates
Pricing Level	Consolidated Leverage Ratio	Eurodollar Rate Loans	Base Rate Loans	Letter of Credit Fees	Commitment Fee
1	< 1.00 to 1.0	1.00%	0.00%	1.00%	0.200%
2	> 1.00 to 1.0 but < 1.75 to 1.0	1.25%	0.25%	1.25%	0.250%
3	> 1.75 to 1.0 but < 2.50 to 1.0	1.50%	0.50%	1.50%	0.325%
4	> 2.50 to 1.0	2.00%	1.00%	2.00%	0.375%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 4 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the first Business Day after such Compliance Certificate is delivered.  The Applicable Rate in effect from the Closing Date through the date that the Borrower delivers the Compliance Certificate for the fiscal quarter ending February 28, 2003 shall be determined based upon Pricing Level 3.

"Applicable Time" means, with respect to any borrowings and payments in Permitted Foreign Currencies, the local times in the place of settlement for such Permitted Foreign Currencies as may be determined by the Administrative Agent to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

"Arranger" means Banc of America Securities LLC, in its capacity as co-lead arranger and joint book manager.

"Assignment and Assumption" means an Assignment and Assumption substantially in the form of Exhibit 11.07.

"Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel and, without duplication, the reasonable allocated cost of internal legal services and all expenses and disbursements of internal counsel.

"Attributable Indebtedness" means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

"Audited Financial Statements" means the audited consolidated balance sheet of the Borrower and its Restricted Subsidiaries as contained in the Borrower's form 10 K for the fiscal year ended November 30, 2001, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of the Borrower and its Restricted Subsidiaries, including the notes thereto.

"Availability Period" means, with respect to the Revolving Commitments, the period from the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Revolving Commitments pursuant to Section 2.05 and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of each L/C Issuer to make L/C Credit Extensions pursuant to Section 9.02.

"Available Currency" means Dollars and any Permitted Foreign Currency.

"Bank of America" means Bank of America, N.A. and its successors.

"Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate."  The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

"Base Rate Loan" means a Loan that bears interest based on the Base Rate.

"Borrower" has the meaning specified in the heading hereof.

"Borrowing" means a borrowing consisting of simultaneous Loans of the same Type, in the same Available Currency and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

"Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office with respect to Obligations denominated in Dollars is located and (a) if such day relates to any Eurodollar Rate Loan denominated in any Available Currency other than Euro, means any such day on which dealings in deposits in the applicable Available Currency are conducted by and between banks in the London or other applicable offshore interbank market for such Available Currency or (b) if such day relates to any Eurodollar Rate Loan denominated in Euro, means a TARGET Day.

"Businesses" means, at any time, a collective reference to the businesses operated by the Consolidated Parties at such time.

"Capital Lease" means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

"Capital Stock" means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

"Cash Collateralize" has the meaning specified in Section 2.03(g).

"Cash Equivalents" means, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within twelve months from the date of the acquisition thereof and, at the time of acquisition, having a rating of at least A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's, (c) Dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 360 days from the date of acquisition, (d) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within twelve months of the date of acquisition, (e) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (f) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (e).

"Change of Control" means the occurrence of any of the following events:  (a) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) shall have acquired beneficial ownership, directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, or control over, 30% or more of the outstanding Voting Stock of the Borrower or (b) the occurrence of a "Change of Control" (or any comparable term) under, and as defined in, any Senior Note Agreement.  As used herein, "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act.

"Closing Date" means the first date all the conditions precedent in Section 5.01 are satisfied or waived in accordance with Section 5.01.

"Code" means the Internal Revenue Code of 1986.

"Collateral" means a collective reference to all real and personal Property (other than Excluded Property) with respect to which Liens in favor of the Collateral Agent are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents.

"Collateral Agent" means Bank of America in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent.

"Collateral Documents" means a collective reference to the Security Agreement, the Mortgages and such other security documents as may be executed and delivered by the Loan Parties pursuant to the terms of Section 7.13.

"Commitment" means, as to each Lender, the Revolving Commitment of such Lender.

"Compliance Certificate" means a certificate substantially in the form of Exhibit 7.02.

"Consolidated Capital Expenditures" means for any period for the Consolidated Parties on a consolidated basis, all capital expenditures, as determined in accordance with GAAP; provided, however, that Consolidated Capital Expenditures shall not include Acquisitions.

"Consolidated Cash Taxes" means for any period for Consolidated Parties on a consolidated basis, the aggregate of all taxes, as determined in accordance with GAAP, to the extent the same are paid in cash during such period.

"Consolidated EBITDA" means, for any period, for the Consolidated Parties on a consolidated basis, determined in accordance with GAAP, an amount equal to the sum of, without duplication, (a) Consolidated Net Income plus (b) Consolidated Interest Charges and all amounts treated as expenses for depreciation and the amortization of intangibles of any kind to the extent included in the determination of Consolidated Net Income, plus (c) all tax expense on or measured by income or capital to the extent included in the determination of Consolidated Net Income plus (d) amounts received as cash dividends or other distributions in respect of equity from Affiliates and Unconsolidated Subsidiaries to the extent not included in the determination of Consolidated Net Income minus (e) equity earnings from Affiliates and Unrestricted Subsidiaries to the extent included in the determination of Consolidated Net Income minus (f) gains on the sale or other disposition of assets to the extent included in the determination of Consolidated Net Income plus (g) losses on the sale or other disposition of assets to the extent included in the determination of Consolidated Net Income plus (h) non-cash extraordinary losses and expenses to the extent included in the determination of Consolidated Net Income (provided that to the extent such non-cash losses and expenses represent an accrual or reserve for future cash disbursements, the future cash disbursements shall be deducted in the periods in which they are made) minus (i) non-cash extraordinary gains and income to the extent included in the determination of Consolidated Net Income.

"Consolidated Fixed Charge Coverage Ratio" means for any period for the Consolidated Parties, the ratio of (a) the sum of (i) Consolidated EBITDA for such period plus (ii) Consolidated Rental Expenses for such period minus (iii) Consolidated Cash Taxes for such period for such period to (b) the sum of (i) Consolidated Interest Charges for such period plus (ii) Consolidated Scheduled Funded Debt Payments for such period plus (iii) Consolidated Rental Expenses for such period plus (iv) Restricted Payments (other than of the type described in Sections 8.06(a) and (b)).

"Consolidated Funded Indebtedness" means, as of any date of determination, for the Consolidated Parties on a consolidated basis, without duplication, the sum of (a) all Indebtedness for borrowed money or which has been incurred in connection with the acquisition of assets plus (b) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business the terms of which require payment within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person plus (c) the Attributable Indebtedness of such Person with respect to Capital Leases and Synthetic Lease Obligations plus (d) the principal portion of all obligations of such Person as an account party in respect of financial letters of credit and bankers' acceptances, including, without duplication, all unreimbursed drafts drawn thereunder plus (e) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) to the extent such transaction is effected with recourse to such Person (whether or not such transaction would be reflected on the balance sheet of such Person in accordance with GAAP) plus (f) all Consolidated Funded Debt of others secured by any Lien on, or payable out of the proceeds of production from, Property owned or acquired by a Consolidated Party, whether or not the obligations secured thereby have been assumed by such Consolidated Party plus (g) the Consolidated Funded Debt of any partnership or unincorporated joint venture in which a Consolidated Party is a general partner or a joint venturer to the extent such Consolidated Funded Debt is recourse to such Consolidated Party plus (h) all Guarantees with respect to Consolidated Funded Debt of Persons that are not Consolidated Parties.

"Consolidated Interest Charges" means for any period for the Consolidated Parties on a consolidated basis, interest expense (including the amortization of debt discount and premium, the interest component under Capital Leases and the implied interest component of Synthetic Lease Obligations), as determined in accordance with GAAP.

"Consolidated Leverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended for which the Borrower has delivered the Required Financial Information.

"Consolidated Net Income" means for any period for the Consolidated Parties on a consolidated basis, net income or loss after interest expense, income taxes and depreciation and amortization, all as determined in accordance with GAAP.

"Consolidated Rental Expense" means for any period for the Consolidated Parties on a consolidated basis, rental expense under Operating Leases, as determined in accordance with GAAP.

"Consolidated Parties" means a collective reference to the Borrower and the Restricted Subsidiaries of the Borrower, and "Consolidated Party" means any one of them.

"Consolidated Scheduled Funded Debt Payments" means for any period for the Consolidated Parties on a consolidated basis, the sum of all scheduled payments of principal on Consolidated Funded Indebtedness, as determined in accordance with GAAP.  For purposes of this definition, "scheduled payments of principal" (a) shall be determined without giving effect to any reduction of such scheduled payments resulting from the application of any voluntary or mandatory prepayments made during the applicable period, (b) shall be deemed to include only the portion of Attributable Indebtedness in respect of Capital Leases and Synthetic Lease Obligations payable during such period and (c) shall not include any voluntary prepayments or mandatory prepayments required pursuant to Section 2.04.

"Consolidated Secured Funded Indebtedness" means, as of any date of determination, all Consolidated Funded Indebtedness the payment of which is secured by a Lien against any assets of the Consolidated Parties.

"Consolidated Tangible Assets" means, as of any date of determination, for the Borrower and its Domestic Restricted Subsidiaries, without duplication, the sum of (a) 85% of the book value of accounts receivable (net of allowances) owing to the Borrower and its Domestic Restricted Subsidiaries from account debtors that are located in the United States plus (b) 60% of the book value of inventory of Borrower and its Domestic Restricted Subsidiaries that is located in the United States plus (c) 50% of the depreciated book value of equipment of Borrower and its Domestic Restricted Subsidiaries that is located in the United States plus (d) 80% of the appraised value of owned real property of Borrower and its Domestic Restricted Subsidiaries that is pledged as Collateral plus (e) 50% of the net book value of all other owned real property of Borrower and its Domestic Restricted Subsidiaries that is located in the United States.

"Consolidated Tangible Assets Coverage Ratio" means, as of any date of determination, the ratio of (a)  Consolidated Tangible Assets as of such date to (b) Consolidated Secured Funded Indebtedness as of such date.

"Consolidated Tangible Net Worth" means, as of any date of determination, the sum of (a) consolidated shareholders' equity of the Consolidated Parties as of that date determined in accordance with GAAP minus (b) all assets of the Consolidated Parties that are, in accordance with GAAP, considered to be intangible assets minus (c) minority interests.  For the purpose of calculating Consolidated Tangible Net Worth, such calculation shall exclude (i.e., there will be added back to Consolidated Tangible Net Worth) any year-end non-cash adjustment (on an after-tax basis) to shareholders' equity to reflect any Additional Minimum Liability; provided, however, the aggregate incremental amount of all such charges added back to Consolidated Tangible Net Worth after the 2001 fiscal year (i.e. excluding any such charges for fiscal year 2001 and prior years) shall not exceed $45,000,000 on an after-tax basis.  For purposes hereof, "Additional Minimum Liability" means, with respect to any Plan, the sum of the absolute values of (x) the unfunded accumulated benefit obligation existing as of the end of the most recently ended fiscal year, plus (y) the Borrower's prepaid pension asset position existing as of the end of the most recently ended fiscal year.

"Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

"Control" has the meaning specified in the definition of "Affiliate" set forth in this Section 1.01.

"Credit Extension" means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

"Debt Issuance" means the issuance by any Consolidated Party of any Indebtedness of the type referred to in clause (a) or (b) of the definition thereof set forth in this Section 1.01.

"Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

"Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

"Default Rate" means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

"Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Loans or participations in L/C Obligations required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

"Disposition" or "Dispose" means any disposition (including pursuant to a Sale and Leaseback Transaction) of any or all of the Property (including without limitation the Capital Stock of a Subsidiary) of any Consolidated Party whether by sale, lease, licensing, transfer or otherwise, but other than pursuant to any casualty or condemnation event; provided, however, that the term "Disposition" shall be deemed to exclude any Equity Issuance.

"Dollar" and "$" mean lawful money of the United States.

"Dollar Equivalent" means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Permitted Foreign Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate for the purchase of Dollars with such Permitted Foreign Currency.

"Domestic Restricted Subsidiary" means any Restricted Subsidiary that is a Domestic Subsidiary.

"Domestic Subsidiary" means any Subsidiary that is organized under the laws of any political subdivision of the United States.

"Eligible Assignee" has the meaning specified in Section 11.07(g).

"EMU" means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998, as amended from time to time.

"EMU Legislation" means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency (whether known as the "euro" or otherwise).

"Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

"Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Restricted Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

"ERISA" means the Employee Retirement Income Security Act of 1974.

"ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

"ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

"Equity Issuance" means any issuance by any Consolidated Party to any Person of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants, (c) shares of its Capital Stock pursuant to the conversion of any debt securities to equity or the conversion of any class equity securities to any other class of equity securities or (d) any options or warrants relating to its Capital Stock.  The term "Equity Issuance" shall not be deemed to include any Disposition.

"Euro" and "EUR" mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

"Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Rate Loan:

(a)           the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in the applicable Available Currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

(b)           if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in the applicable Available Currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

(c)           if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in the applicable Available Currency for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

"Eurodollar Rate Loan" means a Loan that bears interest at a rate based on the Eurodollar Rate.  Eurodollar Rate Loans may be denominated in any Available Currency.

"Event of Default" has the meaning specified in Section 9.01.

"Excluded Disposition" means, with respect to any Consolidated Party, any Disposition consisting of (i) the sale, lease, license, transfer or other disposition of inventory in the ordinary course of such Consolidated Party's business, (ii) the sale, lease, license, transfer or other disposition of machinery and equipment no longer used or useful in the conduct of such Consolidated Party's business, (iii) any sale, lease, license, transfer or other disposition of Property by such Consolidated Party to any Loan Party, provided that the Loan Parties shall cause to be executed and delivered such documents, instruments and certificates as the Administrative Agent may request so as to cause the Loan Parties to be in compliance with the terms of Section 7.13 after giving effect to such transaction, (iv) any Involuntary Disposition by such Consolidated Party, (v) any Disposition by such Consolidated Party constituting a Permitted Investment, (vi) if such Consolidated Party is not a Loan Party, any sale, lease, license, transfer or other disposition of Property by such Consolidated Party to any Consolidated Party that is not a Loan Party, (vii) licenses of intellectual property in the ordinary course of business and (viii) the contribution of life insurance policies to rabbi trusts established in connection with executive compensation plans so long as the cost of the insurance policies so contributed does not exceed $3,000,000 during any fiscal year.

"Excluded Property" means, with respect to any Loan Party, including any Person that becomes a Loan Party after the Closing Date as contemplated by Section 7.12, (a) any owned real property that is not a Mortgaged Property, (b) any leased real Property, (c) any leased personal Property, (d) any personal Property (including, without limitation, motor vehicles) in respect of which perfection of a Lien is not either (i) governed by the Uniform Commercial Code or (ii) effected by appropriate evidence of the Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office, (e) any Property which, subject to the terms of Section 8.09, is subject to a Lien of the type described in Section 8.01(i) pursuant to documents which prohibit such Loan Party from granting any other Liens in such Property and (f) rights in any agreement (i) the grant of a security interest in which would violate the agreement under which such right arises except to the extent provided under Sections 9-406, 9-407  and 9-408 of the Uniform Commercial Code, or (ii) to the extent that the pledge or assignment of such agreement requires the consent of any third party unless such third party has consented thereto except to the extent provided under Sections 9-406, 9-407  and 9-408 of the Uniform Commercial Code.

"Existing Credit Agreement" means that certain First Amended and Restated Revolving Credit Agreement dated as of April 3, 1998 among the Borrower, certain Subsidiaries party thereto, Bank of America, N.A. (formerly Bank of America National Trust and Savings Association), as agent, and a syndicate of lenders.

"Existing Letters of Credit" means the Letters of Credit identified on Schedule 1.01.

"Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

"Fee Letter" means the letter agreement, dated October 29, 2002, among the Borrower, the Administrative Agent and the Arranger.

"FIRREA" means the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, as amended, including, without limitation, 12 CFR part 34.41 to 34.47.

"Foreign Currency Loan" means a Eurodollar Rate Loan denominated in a Permitted Foreign Currency.

"Foreign Lender" has the meaning specified in Section 11.15(a)(i).

"Foreign Restricted Subsidiary" means any Foreign Subsidiary that is a Restricted Subsidiary.

"Foreign Subsidiary" means any Subsidiary that is not a Domestic Subsidiary.

"FRB" means the Board of Governors of the Federal Reserve System of the United States.

"Fully Satisfied" means, with respect to the Obligations as of any date, that, as of such date, (a) all principal of and interest accrued to such date which constitute Obligations shall have been paid in full in cash, (b) all fees, expenses and other amounts then due and payable which constitute Obligations shall have been paid in cash, (c) all outstanding Letters of Credit shall have been (i) terminated, (ii) fully Cash Collateralized or (iii) secured by one or more letters of credit on terms and conditions, and with one or more financial institutions, reasonably satisfactory to the applicable L/C Issuer and (d) the Commitments shall have expired or been terminated in full.

"GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

"Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

"Guarantee" means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person.  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term "Guarantee" as a verb has a corresponding meaning.

"Guaranteed Obligations" has the meaning set forth in Section 4.06.

"Guarantors" means a collective reference to the Subsidiary Guarantors, and "Guarantor" means any one of them.

"Guaranty" means the Guaranty made by the Guarantors pursuant to Article IV hereof.

"Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

"Indebtedness" means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business the terms of which require payment within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements, (f) the Attributable Indebtedness of such Person with respect to Capital Leases and Synthetic Lease Obligations, (g) all net obligations of such Person under Swap Contracts, (h) the principal portion of all obligations of such Person as an account party in respect of letters of credit (other than trade letters of credit) and bankers' acceptances, including, without duplication, all unreimbursed drafts drawn thereunder, (i) all obligations of such Person to repurchase any securities issued by such Person at any time prior to the Maturity Date which repurchase obligations are related to the issuance thereof, including, without limitation, obligations commonly known as residual equity appreciation potential shares, (j) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) to the extent such transaction is effected with recourse to such Person (whether or not such transaction would be reflected on the balance sheet of such Person in accordance with GAAP), (k) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (l) all Guarantees of such Person with respect to Indebtedness of another Person and (m) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent such Indebtedness is recourse to such Person.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

"Indemnified Liabilities" has the meaning set forth in Section 11.05.

"Indemnitees" has the meaning set forth in Section 11.05.

"Intellectual Property" has the meaning set forth in Section 6.17.

"Intercreditor Agreement" means that certain Collateral Agency and Intercreditor Agreement dated as of January 24, 2003 among the Lenders, the Senior Noteholders, the Administrative Agent and the Collateral Agent, as amended, modified, restated or supplemented from time to time.

"Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

"Interest Period" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Loan Notice; provided that:

(i)           any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)           any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)          no Interest Period shall extend beyond the Maturity Date.

"Investment" in any Person means (a) any Acquisition of such Person, (b) any other acquisition of Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such other Person, (c) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with the purchase of equipment inventory and supplies in the ordinary course of business) or (d) any other capital contribution to or investment in such Person, including, without limitation, any Guarantee (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person and any Disposition to such Person for consideration less than the fair market value of the Property disposed in such transaction, but excluding any Restricted Payment to such Person.  Investments which are capital contributions or purchases of Capital Stock which have a right to participate in the profits of the issuer thereof shall be valued at the amount (or, in the case of any Investment made with Property other than cash, the book value of such Property) actually contributed or paid (including cash and non-cash consideration and any assumption of Indebtedness) to purchase such Capital Stock as of the date of such contribution or payment.  Investments which are loans, advances, extensions of credit or Guarantees shall be valued at the principal amount of such loan, advance or extension of credit outstanding as of the date of determination or, as applicable, the principal amount of the loan or advance outstanding as of the date of determination actually guaranteed by such Guarantees.

"Involuntary Disposition" means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any Property of any Consolidated Party.

"IRS" means the United States Internal Revenue Service.

"Joinder Agreement" means a Joinder Agreement substantially in the form of Exhibit 7.12 hereto, executed and delivered by a new Guarantor in accordance with the provisions of Section 7.12.

"Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

"L/C Advance" means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

"L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing of Revolving Loans.

"L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

"L/C Issuer" means with respect to a particular Letter of Credit (a) Bank of America in its capacity as issuer of such Letter of Credit or (b) such other Lender selected by the Borrower (upon notice to the Administrative Agent) from time to time to issue such Letter of Credit.

"L/C Obligations" means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

"Lenders" means a collective reference to the Persons identified as "Lenders" on the signature pages hereto, together with any Person that subsequently becomes a Lender by way of assignment in accordance with the terms of Section 11.7, together with their respective successors, and "Lender" means any one of them.

"Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

"Letter of Credit" means any letter of credit issued hereunder and shall include the Existing Letters of Credit.  A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

"Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.

"Letter of Credit Expiration Date" means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

"Letter of Credit Sublimit" means an amount equal to TWENTY-FIVE MILLION DOLLARS ($25,000,000).  The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

"Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

"Loan" means any Revolving Loan.

"Loan Documents" means this Agreement, each Note, each Letter of Credit, each Letter of Credit Application, each Joinder Agreement, the Collateral Documents and the Fee Letter.

"Loan Notice" means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit 2.02.

"Loan Parties" means, collectively, the Borrower and each Guarantor.

"Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Restricted Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

"Maturity Date" means January 24, 2006.

"Moody's" means Moody's Investors Service, Inc. and any successor thereto.

"Mortgage Policies" shall have the meaning assigned such term in Section 5.01(d).

"Mortgaged Properties" shall have the meaning assigned such term in Section 5.01(d).

"Mortgages" shall have the meaning assigned such term in Section 5.01(d).

"Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

"Note" or "Notes" means the Revolving Notes, individually or collectively, as appropriate.

"Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document, the Intercreditor Agreement or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.  The foregoing shall also include obligations arising under any Swap Contract relating to the Loans between any Loan Party and a Lender or any Affiliate of such Lender.

"Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any Property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

"Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

"Outstanding Amount" means (i) with respect to Loans on any date, the Dollar Equivalent of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the Dollar Equivalent of the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

"Overnight Rate" means, for any day, (a) with respect to any amount denominated in Dollars, the Federal Funds Rate and (b) with respect to any amount denominated in a Permitted Foreign Currency, the rate of interest per annum at which overnight deposits in the applicable Permitted Foreign Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America located in the applicable interbank market for such currency to major banks in such interbank market.

"Participant" has the meaning specified in Section 11.07(d).

"Participating Member State" means each state so described in any EMU Legislation.

"PBGC" means the Pension Benefit Guaranty Corporation.

"Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

"Permitted Foreign Currency" means each of (i) Australian dollars, (ii) New Zealand dollars, (iii) British Pounds Sterling, (iv) the Euro, (v) Singapore dollars and (vi) each other lawful currency (other than Dollars) that is freely available and freely transferable and convertible into Dollars and which is approved by all the Lenders in accordance with Section 1.09.

"Permitted Foreign Currency Equivalent" means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Permitted Foreign Currency as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Permitted Foreign Currency with Dollars.

"Permitted Investments" means, at any time, Investments by the Consolidated Parties permitted to exist at such time pursuant to the terms of Section 8.02.

"Permitted Liens" means, at any time, Liens in respect of Property of the Consolidated Parties permitted to exist at such time pursuant to the terms of Section 8.01.

"Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

"Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

"Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

"Pro Rata Share" means as to each Lender with respect to such Lender's Revolving Commitment at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Revolving Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Revolving Commitments at such time; provided that if the commitment of each Lender to make Revolving Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 9.02, then the Pro Rata Share of such Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.  The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

"Real Properties" means, at any time, a collective reference to each of the facilities and real properties owned, leased or operated by the Consolidated Parties at such time.

"Register" has the meaning set forth in Section 11.07(c).

"Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

"Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

"Required Financial Information" means, with respect to each fiscal period or quarter of the Borrower, (a) the financial statements required to be delivered pursuant to Section 7.01(a) or (b) for such fiscal period or quarter, and (b) the certificate of a Responsible Officer of the Borrower required by Section 7.02(b) to be delivered with the financial statements described in clause (a) above.

"Required Lenders" means, at any time, Lenders holding in the aggregate more than 50% of (a) the unfunded Commitments (and participations therein) and the outstanding Loans, L/C Obligations and participations therein or (b) if the Commitments have been terminated, the outstanding Loans, L/C Obligations and participations therein.  The unfunded Commitments of, and the outstanding Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

"Responsible Officer" means the chief executive officer, president, chief financial officer, controller, treasurer or assistant treasurer of a Loan Party.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

"Restricted Payment" means (a) any dividend or other payment or distribution, direct or indirect, on account of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding (including without limitation any payment in connection with any dissolution, merger, consolidation or disposition involving any Consolidated Party), or to the holders, in their capacity as such, of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding or (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding.

"Restricted Subsidiary" means any Subsidiary of the Borrower that is not an Unrestricted Subsidiary.

"Revaluation Date" means each of the following:  (a) each date of a Borrowing of a Foreign Currency Loan, (b) each date of a continuation of a Foreign Currency Loan pursuant to Section 2.02; and (c) the last Business Day of each calendar month.

"Revolving Commitment" means, as to each Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.01 and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

"Revolving Loan" has the meaning specified in Section 2.01.

"Revolving Note" has the meaning specified in Section 2.10(a).

"S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

"Sale and Leaseback Transaction" means any arrangement pursuant to which any Consolidated Party, directly or indirectly, becomes liable as lessee, guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (a) which such Consolidated Party has sold or transferred (or is to sell or transfer) to a Person which is not a Consolidated Party or (b) which such Consolidated Party intends to use for substantially the same purpose as any other Property which has been sold or transferred (or is to be sold or transferred) by such Consolidated Party to another Person which is not a Consolidated Party in connection with such lease.

"Same Day Funds" means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in a Permitted Foreign Currency, same day or other funds as may be determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Permitted Foreign Currency.

"SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

"Security Agreement" means the security and pledge agreement dated as of the Closing Date executed in favor of the Collateral Agent by each of the Loan Parties, as amended, modified, restated or supplemented from time to time.

"Senior Note Agreements" means (a) the 1996 Note Purchase Agreement, and (b) the 2003 Note Purchase Agreement.

"Senior Noteholder" means any one of the holders from time to time of the Senior Notes.

"Senior Notes" means (a) the 7.92% Notes due September 1, 2006 issued by the Borrower in favor of the applicable Senior Noteholders pursuant to the 1996 Note Purchase Agreement, and (b) the 5.36% Notes due November 30, 2009 issued by the Borrower in favor of the applicable Senior Noteholders pursuant to the 2003 Note Purchase Agreement, in each case, as such Senior Notes may be amended, modified, restated or supplemented and in effect from time to time in accordance with the terms hereof.

"Solvent" or "Solvency" means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured.  In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

"Spot Rate" for a currency means the rate quoted by Bank of America as the spot rate for the purchase by Bank of America of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made.

"Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Capital Stock having ordinary voting power for the election of directors or other governing body (other than Capital Stock having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

"Subsidiary Guarantors" means a collective reference to the Persons identified as "Subsidiary Guarantors" on the signature pages hereto, and each other Person that subsequently becomes a Subsidiary Guarantor by executing a Joinder Agreement as contemplated by Section 7.12, and "Subsidiary Guarantor" means any one of them.

"Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

"Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

"Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

"TARGET Day" means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) System (or, if such clearing system ceases to be operative, such other clearing system (if any) determined by the Administrative Agent to be a suitable replacement) is operating.

"Threshold Amount" means  $5,000,000.

"Total Revolving Outstandings" means the Dollar Equivalent of the aggregate Outstanding Amount of all Revolving Loans and all L/C Obligations.

"Type" means, with respect to any Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

"Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

"United States" and "U.S." mean the United States of America.

"Unreimbursed Amount" has the meaning set forth in Section 2.03(c)(i).

"Unrestricted Subsidiary" means each Subsidiary of the Borrower which is so designated by the board of directors of the Borrower; provided, however, that no such designation shall be effective unless (a) at the time of such designation, such Subsidiary does not own any Capital Stock or Indebtedness of the Borrower or any other Restricted Subsidiary which is not simultaneously being designated an Unrestricted Subsidiary, (b) immediately after giving effect to such designation, and after deducting from all covenant calculations made in respect of the immediately preceding four fiscal quarters the assets, liabilities, revenues and costs attributable to such Subsidiary (i) no Default would either occur and be continuing or would have occurred at any time during the immediately preceding four fiscal quarters; (ii) the Borrower would be permitted to make the investment in such Subsidiary resulting from such designation in compliance with Section 8.02(i); and (iii) such designation is treated at the time of designation and at all times thereafter as a Disposition for purposes of Section 8.05 and the Borrower would be permitted to make such asset sale in compliance with such Section.  Any Subsidiary which has been designated as an Unrestricted Subsidiary pursuant to the preceding sentence may, at any time thereafter, be redesignated as a Restricted Subsidiary by resolution of the board of directors of the Borrower (a certified copy of which shall promptly be delivered to each holder of the Notes) if, immediately after giving effect to such redesignation and all other simultaneous designations and redesignations, if any, of other Subsidiaries pursuant to this definition, no Default shall exist.  Any Subsidiary which has been redesignated as a Restricted Subsidiary as provided in the preceding sentence of this definition may not thereafter be designated or redesignated as an Unrestricted Subsidiary.  No Subsidiary may be designated as an Unrestricted Subsidiary hereunder unless such Subsidiary is also designated as an "Unrestricted Subsidiary" for purposes of the 1996 Note Purchase Agreement and the 2003 Note Purchase Agreement.

"Voting Stock" means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

"Wholly Owned Subsidiary" means any Restricted Subsidiary 100% of whose Capital Stock is at the time owned by the Borrower directly or indirectly through other Restricted Subsidiaries 100% of whose Capital Stock is at the time owned, directly or indirectly, by the Borrower.

1.02        Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)           The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)           (i)           The words "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii)           Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(iii)          The term "including" is by way of example and not limitation.

(iv)          The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c)           Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03        Accounting Terms.

(a)           Except as otherwise specifically prescribed herein, all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements; provided, however, that calculations of Attributable Indebtedness under any Synthetic Lease Obligations or the implied interest component of any Synthetic Lease Obligations shall be made by the Borrower in accordance with accepted financial practice and consistent with the terms of such Synthetic Lease Obligations.

(b)           Notwithstanding Section 1.03(a), if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Borrower and the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP without giving effect to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders each certificate described in Section 7.02(b) together with such supporting information and calculations as the Administrative Agent or the Required Lenders reasonably request with respect to the reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.04        Rounding.

Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number.

1.05        References to Agreements and Laws.

Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

1.06        Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable).

1.07        Letter of Credit Amounts.

Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor, whether or not such maximum face amount is in effect at such time.

1.08        Exchange Rates; Currency Equivalents.

(a)           The Administrative Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Borrowings and Obligations denominated in Permitted Foreign Currencies.  Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur.  Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent.

(b)           Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Loan, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing or Loan is denominated in a Permitted Foreign Currency, such amount shall be the relevant Permitted Foreign Currency Equivalent of such Dollar amount (rounded to the nearest 1,000 units of such Permitted Foreign Currency), as determined by the Administrative Agent.

1.09        Additional Permitted Foreign Currencies.

The Borrower may from time to time request that Eurodollar Rate Loans be made in a currency other than those specifically listed in the definition of "Permitted Foreign Currency"; provided that such requested currency otherwise meets the requirements set forth in such definition.  Any such request shall be made to the Administrative Agent (which shall promptly notify each Lender thereof) not later than 11:00 a.m., fifteen (15) Business Days prior to the date of the desired Borrowing.  Each Lender shall notify the Administrative Agent, not later than 11:00 a.m., ten (10) Business Days after receipt of such request whether it consents, in its sole discretion, to making Eurodollar Rate Loans in such requested currency.  Any failure by a Lender to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender to make Eurodollar Rate Loans in such requested currency.  If all the Lenders consent to making Eurodollar Rate Loans in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be a Permitted Foreign Currency hereunder.

1.10        Redenomination of Certain Permitted Foreign Currencies.

(a)           Each obligation of any Loan Party to make a payment denominated in the national currency unit of any member state of the EMU that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation).  If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b)           Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS

2.01        Loans.

Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans in Available Currencies (each such loan, a "Revolving Loan") to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Revolving Commitment; provided, however, that after giving effect to any Borrowing of Revolving Loans, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations shall not exceed such Lender's Revolving Commitment.  Within the limits of each Lender's Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.04(a), and reborrow under this Section 2.01.  Revolving Loans denominated in Dollars may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.  Revolving Loans denominated in Permitted Foreign Currencies shall be Eurodollar Rate Loans.

2.02        Borrowings, Conversions and Continuations of Loans.

(a)           Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans denominated in Dollars or of any conversion of Eurodollar Rate Loans denominated in Dollars to Base Rate Loans, (ii) five Business Days prior to the requested date of any Borrowing of or continuation of Eurodollar Rate Loans denominated in a Permitted Foreign Currency, and (iii) on the requested date of any Borrowing of Base Rate Loans; provided, however, all Borrowings made on the Closing Date shall be made as Base Rate Loans.  Each telephonic notice by the Borrower pursuant to this Section 2.02(b) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.  Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.  Except as provided in Sections 2.03(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.  Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, (v) the Available Currency of the Loans to be borrowed and (vi) if applicable, the duration of the Interest Period with respect thereto.  If the Borrower fails to specify a currency in a Loan Notice requesting a Borrowing, then the Loans so requested shall be made in Dollars.  If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans; provided, however, in the case of a failure to give timely notice to continue a Foreign Currency Loan, such Loan shall be continued as a Foreign Currency Loan denominated in the same Permitted Foreign Currency with an Interest Period of one month.  Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans.  If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.  No Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency.

(b)           Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Foreign Currency Committed Loans, in each case as described in the preceding subsection.  In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent's Office for the applicable Available Currency not later than 1:00 p.m., in the case of any Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan denominated in a Permitted Foreign Currency, in each case on the Business Day specified in the applicable Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 5.02 (and, if such Borrowing is the initial Credit Extension, Section 5.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date a Loan Notice with respect to a Borrowing consisting of Revolving Loans is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings and second, to the Borrower as provided above.

(c)           Subject to Section 3.05, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan.  During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans having Interest Periods greater than one month without the consent of the Required Lenders.

(d)           The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate.  The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error.  At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)           After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than 10 Interest Periods in effect with respect to Revolving Loans.

2.03        Letters of Credit.

(a)           The Letter of Credit Commitment.

(i)           Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Available Currencies for the account of the Borrower, and to amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Total Revolving Outstandings would exceed the Aggregate Revolving Commitments, (y) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations would exceed such Lender's Revolving Commitment or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit.  Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii)           No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

(A)                      any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;

(B)                      the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;

(C)                      the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer; or

(D)                      such Letter of Credit is in an initial amount less than $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit, or is to be denominated in a currency other than an Available Currency.

(iii)                      No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(b)           Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.

(i)           Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower.  Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 12:00 noon at least two Business Days (or such later date and time as the applicable L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the applicable L/C Issuer may reasonably require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the applicable L/C Issuer may reasonably require.

(ii)           Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the applicable L/C Issuer will provide the Administrative Agent with a copy thereof.  Upon receipt by the applicable L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the applicable L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer's usual and customary business practices.  Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Letter of Credit.

(iii)          If the Borrower so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "Auto-Renewal Letter of Credit"); provided that any such Auto-Renewal Letter of Credit must permit such L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Nonrenewal Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the applicable L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer for any such renewal.  Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that such L/C Issuer shall not permit any such renewal if (A) such L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Nonrenewal Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 5.02 is not then satisfied.

(iv)          Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(v)           Notwithstanding anything to the contrary set forth in this Agreement, including without limitation Section 2.03(a), a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of any Restricted Subsidiary of the Borrower, provided that notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Agreement for such Letter of Credit and such statement shall not affect the Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.

(c)           Drawings and Reimbursements; Funding of Participations.

(i)           Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Borrower and the Administrative Agent thereof.  Not later than 11:00 a.m. on the date of any payment by the applicable L/C Issuer under a Letter of Credit (each such date, an "Honor Date") (provided that such L/C Issuer notifies the Borrower of the related drawing prior to 10:00 a.m. on such Honor Date), the Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing; if such notice is received by the Borrower after 10:00 a.m. on the Honor Date, the Borrower shall make such reimbursement to such L/C Issuer on or before 11:00 a.m. on the next succeeding Business Day after the Honor Date together with interest on such amount accrued from the Honor Date at the Base Rate.  If the Borrower fails to so reimburse the applicable L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Lender's Pro Rata Share thereof.  In the case of any Letter of Credit denominated in a Permitted Foreign Currency,  the Unreimbursed Amount shall be redenominated into Dollars and equal the Dollar Equivalent amount thereof, and the Administrative Agent shall so notify the Lenders in the notice described in the preceding sentence.  In such event, the Borrower shall be deemed to have requested a Borrowing of Revolving Loans that are Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 5.02 (other than the delivery of a Loan Notice).  Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)           Each Lender (including any Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the applicable L/C Issuer at the Administrative Agent's Office in the Dollar Equivalent payments in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Revolving Loan that is a Base Rate Loan to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to the applicable L/C Issuer.

(iii)          With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Revolving Loans that are Base Rate Loans because the conditions set forth in Section 5.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  In such event, each Lender's payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)          Until each Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of such L/C Issuer.

(v)           Each Lender's obligation to make Revolving Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Revolving Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 5.02 (other than delivery by the Borrower of a Loan Notice).  No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the applicable L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)          If any Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect.  A certificate of the applicable L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)           Repayment of Participations.

(i)           At any time after the applicable L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii)           If any payment received by the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

(e)           Obligations Absolute.  The obligation of the Borrower to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)           any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii)          the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), such L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)         any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)         any payment by such L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v)          any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will within five Business Days notify the applicable L/C Issuer.  The Borrower shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)           Role of L/C Issuer.  Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the L/C Issuers, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuers shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application.  The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the L/C Issuers, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuers, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such L/C Issuer's willful misconduct or gross negligence or such L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, an L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g)           Cash Collateral.  Upon the request of the Administrative Agent, but subject to the Intercreditor Agreement, (i) if an L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be).  The Administrative Agent may, at any time and from time to time after the initial deposit of Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of exchange rate fluctuations.  For purposes hereof, "Cash Collateralize" means, at the Borrower's option, either (i) to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the applicable L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and such L/C Issuer (which documents are hereby consented to by the Lenders) or (ii) to deliver a letter of credit to the Administrative Agent in the face amount of the outstanding L/C Obligations "back stopping" the outstanding Letters of Credit and the L/C Obligations represented thereby (such letter of credit shall be from an issuer acceptable to the applicable L/C Issuer and the Administrative Agent and shall be in a form acceptable to such L/C Issuer and the Administrative Agent).  Derivatives of such term have corresponding meanings.  The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuers and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing.  Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

(h)           Applicability of ISP98 and UCP.  Unless otherwise expressly agreed by the applicable L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.

(i)           Letter of Credit Fees.  The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit equal to the Applicable Rate times the Dollar Equivalent of the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit).  Such letter of credit fees shall be computed on a quarterly basis in arrears.  Such letter of credit fees shall be due and payable on the fifteenth day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.  If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(j)           Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer.  The Borrower shall pay directly to the applicable L/C Issuer for its own account a fronting fee with respect to each Letter of Credit a letter of credit fronting fee of 0.125% on the average daily maximum amount available to be drawn under each Letter of Credit issued by such L/C Issuer at a per annum rate for each day from the date of issuance to the date of expiration (such fronting fee shall be computed on a quarterly basis in arrears and shall be due and payable on the fifteenth day of each March, June, September and December).  In addition, the Borrower shall pay directly to the applicable L/C Issuer for its own account the customary issuance, presentation, amendment, administration and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect (including, without limitation, transfer and reinstatement fees).  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k)           Conflict with Letter of Credit Application.  In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

2.04        Prepayments.

(a)           Voluntary Prepayments.  The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding); and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding).  Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid.  The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Pro Rata Share of such prepayment.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05.  Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Pro Rata Shares.

(b)           Mandatory Prepayments.

(i)           Aggregate Revolving Commitments.  If for any reason the Total Revolving Outstandings at any time exceed the Aggregate Revolving Commitments then in effect, the Borrower shall immediately prepay Revolving Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess, including, but not limited to, as a result of changes in the Spot Rate on any Revaluation Date; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.04(b)(i) unless after the prepayment in full of the Revolving Loans, the Total Revolving Outstandings exceed the Aggregate Revolving Commitments then in effect.

(ii)           Application of Mandatory Prepayments.  All amounts required to be paid pursuant to this Section 2.04(b) shall be applied to Revolving Loans and (after all Revolving Loans have been repaid) to Cash Collateralize L/C Obligations.  Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurodollar Rate Loans in direct order of Interest Period maturities.  All prepayments under this Section 2.04(b) shall be subject to Section 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

2.05        Termination or Reduction of Aggregate Revolving Commitments.

(a)           Voluntary Reductions.  The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Revolving Commitments, or from time to time permanently reduce the Aggregate Revolving Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Aggregate Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Outstandings would exceed the Aggregate Revolving Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Revolving Commitments, the Letter of Credit Sublimit exceeds the amount of the Aggregate Revolving Commitments, the Letter of Credit Sublimit shall be automatically reduced by the amount of such excess.

(b)           General.  The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Revolving Commitments.  Any reduction of the Aggregate Revolving Commitments shall be applied to the Revolving Commitment of each Lender according to its Pro Rata Share.  All commitment fees accrued until the effective date of any termination of the Aggregate Revolving Commitments shall be paid on the effective date of such termination.

2.06        Repayment of Loans.

The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Revolving Loans outstanding on such date.

2.07        Interest.

(a)           Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b)           If any amount payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.  Furthermore, upon the request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.  Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)           Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.08        Fees.

In addition to certain fees described in subsections (i) and (j) of Section 2.03:

(a)           Commitment Fee.  The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Aggregate Revolving Commitments exceed the sum of (i) the Outstanding Amount of Revolving Loans and (ii) the Outstanding Amount of L/C Obligations.  The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article V is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date.  The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b)           Other Fees.  (i)The Borrower shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii)           The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.09        Computation of Interest and Fees.

All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Foreign Currency Loans as to which market practice differs from the foregoing, in accordance with such market practice.  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day.

2.10        Evidence of Debt.

(a)           The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a promissory note which shall evidence such Lender's Loans in addition to such accounts or records.  Each such promissory note shall in the case of Revolving Loans, be in the form of Exhibit 2.10 (a "Revolving Note").  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)           In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.11        Payments Generally.

(a)           All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein and except with respect to principal of and interest on Foreign Currency Loans, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Loan Parties hereunder with respect to principal and interest on Foreign Currency Loans shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent's Office in such Permitted Foreign Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein.  The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office.  All payments received by the Administrative Agent (i) after 2:00 p.m. in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in  a Permitted Foreign Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b)           If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(c)           Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto.  If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then:

(i)           if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds, at the applicable Overnight Rate from time to time in effect; and

(ii)           if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the applicable Overnight Rate from time to time in effect.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in the applicable Borrowing.  If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing.  Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

(d)           If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article V are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e)           The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit are several and not joint.  The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(f)           Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.12       Sharing of Payments.

If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon.  The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.  The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments.  Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01       Taxes.

(a)           Any and all payments by any Loan Party to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its overall net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes").  If any Loan Party shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions, (iii) such Loan Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, such Loan Party shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

(b)           In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

(c)           If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Borrower shall also pay to the Administrative Agent or to such Lender, as the case may be, at the time interest is paid, such additional amount that the Administrative Agent or such Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that the Administrative Agent or such Lender would have received if such Taxes or Other Taxes had not been imposed.

(d)           The Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender, (ii) amounts payable under Section 3.01(c) and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor, accompanied by a certificate described in Section 3.06(a).

(e)           If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 3.01, then such Lender will agree to take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid or mitigate any requirement of applicable Laws that Borrower make any deduction or withholding for taxes from amounts payable to, or otherwise make payments under this Section 3.01 with respect to, such Lender.

3.02        Illegality.

If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans in any Available Currency, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, any Available Currency in the applicable interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans in the affected Available Currency or, where the affected Available Currency is Dollars, to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert such Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.  Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.  If the obligation of any Lender to make or maintain Eurodollar Rate Loans has been so terminated or suspended, then the Borrower may elect, by giving notice to such Lender through Administrative Agent, that all Loans denominated in Dollars which would otherwise be made by such Lender as Eurodollar Rate Loans shall be instead Base Rate Loans.

3.03        Inability to Determine Rates.

If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

3.04        Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans.

(a)           If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements contemplated by Section 3.04(c)), then if such Lender generally is assessing such amounts to its borrowers that are similarly situated with the Borrower, from time to time upon demand of such Lender, accompanied by a certificate described in Section 3.06(a) (with a copy of such demand and certificate to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.  If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 3.04(a), then such Lender will agree to take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid or mitigate any requirement for compensation under this Section 3.04(a).

(b)           If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand, accompanied by a certificate described in Section 3.06(a), of such Lender (with a copy of such demand to the Administrative Agent), so long as such Lender is imposing such costs generally on borrowers similarly situated with the Borrower, the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

(c)           The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 15 days' prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender.  If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.

3.05        Funding Losses.

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)           any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)           any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;

(c)           any failure by the Borrower to make payment of any Loan (or interest due thereon) denominated in a Permitted Foreign Currency on its scheduled due date or any payment thereof in a different currency; or

(d)           any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.16;

excluding any loss of anticipated profits and including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.  The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the applicable offshore interbank market for such Available Currency for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06        Matters Applicable to all Requests for Compensation.

(a)           Any Lender claiming compensation under this Article III shall deliver to the Borrower (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the amount payable to such Lender hereunder and such certificate shall be conclusive in the absence of manifest error.  In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

(b)           Upon any Lender's making a claim for compensation under Section 3.01 or 3.04, the Borrower may replace such Lender in accordance with Section 11.16.

3.07        Survival.

All of the Borrower's obligations under this Article III shall survive termination of the Aggregate Revolving Commitments and repayment of all other Obligations hereunder.

ARTICLE IV
GUARANTY

4.01        The Guaranty.

Each of the Guarantors hereby jointly and severally guarantees to each Lender, each Affiliate of a Lender that enters into a Swap Contract, and the Administrative Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof.  The Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents or Swap Contracts, the obligations of each Guarantor under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law.

4.02        Obligations Unconditional.

The obligations of the Guarantors under Section 4.01 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or Swap Contracts, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances.  Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Article IV until such time as the Obligations have been Fully Satisfied.  Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

(a)           at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

(b)           any of the acts mentioned in any of the provisions of any of the Loan Documents, any Swap Contract between any Consolidated Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Loan Documents or such Swap Contracts shall be done or omitted;

(c)           the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents, any Swap Contract between any Consolidated Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Loan Documents or such Swap Contracts shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(d)           any Lien granted to, or in favor of, the Administrative Agent, the Collateral Agent or any Lender or Lenders as security for any of the Obligations shall fail to attach or be perfected; or

(e)           any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents, any Swap Contract between any Consolidated Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Loan Documents or such Swap Contracts, or against any other Person under any other guarantee of, or security for, any of the Obligations.

4.03        Reinstatement.

The obligations of the Guarantors under this Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including fees and expenses of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

4.04        Certain Additional Waivers.

Without limiting the generality of the provisions of this Article IV, each Guarantor hereby specifically waives, to the extent applicable, the benefits of N.C. Gen. Stat. §§ 26-7 through 26-9, inclusive and California Civil Code Section 2847, 2848 or 2849.  Each Guarantor further agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 4.02 and through the exercise of rights of contribution pursuant to Section 4.06.

As used in this paragraph, any reference to "the principal" includes the Borrower, and any reference to "the creditor" includes each Lender, each Affiliate of a Lender that enters into a Swap Contract, and the Administrative Agent.  In accordance with Section 2856 of the California Civil Code (a) each Guarantor waives any and all rights and defenses available to it by reason of Sections 2787 to 2855, inclusive, of the California Civil Code, including without limitation any and all rights or defenses such Guarantor or any other guarantor of the Guaranteed Obligations may have because the Guaranteed Obligations are secured by real property.  This means, among other things:  (1) the creditor may collect from such Guarantor without first foreclosing on any real or personal property collateral pledged by the principal; and (2) if the creditor forecloses on any real property collateral pledged by the principal: (A) the amount of the Guaranteed Obligations may be reduced only by the price for which the collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price and (B) the creditor may collect from such Guarantor even if the creditor, by foreclosing on the real property collateral, has destroyed any right such Guarantor may have to collect from the principal.  This is an unconditional and irrevocable waiver of any right and defenses such Guarantor may have because the Guaranteed Obligations are secured by real property.  These rights and defenses include, but are not limited to, any rights and defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.  Each Guarantor also waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Guaranteed Obligations, has destroyed such Guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the Code of Civil Procedure or otherwise; and even though that election of remedies by the creditor, such as nonjudicial foreclosure with respect to security for an obligation of any other guarantor of any of the Guaranteed Obligations, has destroyed such Guarantor's rights of contribution against such other guarantor.  No other provision of this Guaranty shall be construed as limiting the generality of any of the covenants and waivers set forth in this paragraph.  As provided below, this Guaranty shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York, without regard to conflicts of laws principles.  This paragraph is included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Guaranty or to any of the Guaranteed Obligations.

4.05        Remedies.

The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.02) for purposes of Section 4.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.01. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

4.06        Rights of Contribution.

The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor's Contribution Share (as defined below) of such Excess Payment.  The payment obligations of any Guarantor under this Section 4.06 shall be subordinate and subject in right of payment to the Obligations until such time as the Obligations have been Fully Satisfied, and none of the Guarantors shall exercise any right or remedy under this Section 4.06 against any other Guarantor until such Obligations have been Fully Satisfied.  For purposes of this Section 4.06, (a) "Excess Payment" shall mean the amount paid by any Guarantor in excess of its Ratable Share of any Guaranteed Obligations; (b) "Ratable Share" shall mean, for any Guarantor in respect of any payment of Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guaranteed Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Loan Parties exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Loan Parties hereunder) of the Loan Parties; provided, however, that, for purposes of calculating the Ratable Shares of the Guarantors in respect of any payment of Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment; (c) "Contribution Share" shall mean, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Loan Parties other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Loan Parties) of the Loan Parties other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment; and (d) "Guaranteed Obligations" shall mean the Obligations guaranteed by the Guarantors pursuant to this Article IV.  This Section 4.06 shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under Law against the Borrower in respect of any payment of Guaranteed Obligations.  Notwithstanding the foregoing, all rights of contribution against any Guarantor shall terminate from and after such time, if ever, that such Guarantor shall be relieved of its obligations in accordance with Section 10.11.

4.07        Guarantee of Payment; Continuing Guarantee.

The guarantee in this Article IV is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.

ARTICLE V
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

5.01        Conditions of Initial Credit Extension.

The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a)           Loan Documents, Organization Documents, Etc.  The Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and its legal counsel:

(i)           executed counterparts of this Agreement and the other Loan Documents;

(ii)          a Note executed by the Borrower in favor of each Lender requesting a Note;

(iii)         copies of the Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Loan Party to be true and correct as of the Closing Date;

(iv)         such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party; and

(v)          such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in (A) the jurisdiction of its incorporation or organization and (B) each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)           Opinions of Counsel.  The Administrative Agent shall have received, in each case dated as of the Closing Date and in form and substance reasonably satisfactory to the Administrative Agent:

(i)           a legal opinion of Gibson Dunn & Crutcher LLP, general counsel for the Loan Parties;

(ii)           a legal opinion of special local counsel for each Loan Party not organized in the State of Delaware; and

(iii)          a legal opinion of special local counsel for the Loan Parties for each state in which any Mortgaged Property is located.

(c)           Personal Property Collateral.  The Administrative Agent shall have received:

(i)           searches of Uniform Commercial Code filings in the jurisdiction of the chief executive office of each Loan Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Collateral Agent's security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

(ii)           UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent's sole discretion, to perfect the Collateral Agent's security interest in the Collateral;

(iii)          searches of ownership of, and Liens on, intellectual property of each Loan Party in the appropriate governmental offices;

(iv)          all certificates evidencing any certificated Capital Stock pledged to the Collateral Agent pursuant to the Security Agreement, together with duly executed in blank, undated stock powers attached thereto (unless, with respect to the pledged Capital Stock of any Foreign Subsidiary, such stock powers are deemed unnecessary by the Administrative Agent in its reasonable discretion under the law of the jurisdiction of incorporation of such Person);

(v)          duly executed notices of grant of security interest in the form required by the Security Agreement as are necessary, in the Administrative Agent's sole discretion, to perfect the Collateral Agent's security interest in the Collateral;

(vi)         duly executed consents as are necessary, in the Administrative Agent's reasonable discretion, to perfect the Collateral Agent's security interest in the Collateral; and

(vii)        in the case of any personal property Collateral located at a premises leased by a Loan Party, such estoppel letters, consents and waivers from the landlords on such real property as may be reasonably required by the Administrative Agent.

(d)           Real Property Collateral.  The Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent:

(i)           fully executed and notarized mortgages, deeds of trust or deeds to secure debt (each, as the same may be amended, modified, restated or supplemented from time to time, a "Mortgage" and collectively the "Mortgages") encumbering the fee interest of any Loan Party in each of the Real Properties designated as a Mortgaged Property in Schedule 6.20(a) (each a "Mortgaged Property" and collectively the "Mortgaged Properties");

(ii)           ALTA mortgagee title insurance policies issued by Stewart Title Guaranty Company (the "Mortgage Policies") with respect to each Mortgaged Property, assuring the Administrative Agent that each of the Mortgages creates a valid and enforceable first priority mortgage lien on the applicable Mortgaged Property, free and clear of all defects and encumbrances except Permitted Liens, which Mortgage Policies shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent (such Mortgage Policies may contain a survey exception) and shall include such endorsements as are reasonably requested by the Administrative Agent;

(iii)          evidence as to (A) whether any Mortgaged Property is in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards (a "Flood Hazard Property") and (B) if any Mortgaged Property is a Flood Hazard Property, (1) whether the community in which such Mortgaged Property is located is participating in the National Flood Insurance Program, (2) the applicable Loan Party's written acknowledgment of receipt of written notification from the Administrative Agent (a) as to the fact that such Mortgaged Property is a Flood Hazard Property and (b) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (3) copies of insurance policies or certificates of insurance of the Consolidated Parties evidencing flood insurance satisfactory to the Administrative Agent and naming the Collateral Agent as sole loss payee on behalf of the Lenders;

(iv)          evidence reasonably satisfactory to the Administrative Agent that each of the Mortgaged Properties, and the uses of the Mortgaged Properties, are in compliance in all material respects with all applicable zoning laws (the evidence submitted as to which should include the zoning designation made for each of the Mortgaged Properties, the permitted uses of each such Mortgaged Properties under such zoning designation and, if available, zoning requirements as to parking, lot size, ingress, egress and building setbacks); and

(v)           an appraisal of each Mortgaged Property satisfactory to the Administrative Agent.

(e)           Availability.  After giving effect to the initial Loans made and Letters of Credit issued hereunder on the Closing Date, the Aggregate Revolving Commitments shall exceed the Total Revolving Outstandings by at least $25,000,000.

(f)           Evidence of Insurance.  Receipt by the Administrative Agent of copies of insurance policies or certificates of insurance of the Loan Parties evidencing liability and casualty insurance meeting the requirements set forth in the Loan Documents, including, but not limited to, naming the Collateral Agent as additional insured (in the case of liability insurance) or loss payee (in the case of hazard insurance) on behalf of the Lenders.

 (g)          Government Consent.  Receipt by the Administrative Agent of evidence that all governmental, shareholder and material third party consents and approvals necessary or desirable in connection with the transactions contemplated hereby, and no law or regulation shall be applicable which in the judgment of the Administrative Agent could have such effect.

(h)           Consummation of Private Placement.  The Administrative Agent shall be satisfied that (i) the Borrower shall have received gross proceeds of at least $50 million from the issuance by the Borrower of Senior Notes under the 2003 Note Purchase Agreement on terms that are satisfactory to the Administrative Agent and (ii) the Consolidated Parties shall have no Indebtedness except for Indebtedness permitted under Section 8.03.  The Administrative Agent shall have received a copy, certified by a Responsible Officer of the Borrower as true and complete, of the Senior Note Agreements (an any amendments thereto) as originally executed and delivered, together with all exhibits and schedules thereto.  The obligations owing under the Existing Credit Agreement shall have been paid in full and the commitments thereunder terminated.

(i)           Officer's Certificates.  The Administrative Agent shall have received a certificate or certificates executed by a Responsible Officer of the Borrower as of the Closing Date, in form and substance satisfactory to the Administrative Agent, stating that (A) each Loan Party is in compliance with all existing material financial obligations, (B) all governmental, shareholder and third party consents and approvals, if any, with respect to the Loan Documents and the transactions contemplated thereby have been obtained (and attaching copies thereof), (C) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to affect any Loan Party or any transaction contemplated by the Loan Documents, if such action, suit, investigation or proceeding could reasonably be expected to have a Material Adverse Effect and (D) immediately after giving effect to the transactions contemplated hereby, (1) no Default or Event of Default would result, (2) all representations and warranties contained herein and in the other Loan Documents are true and correct in all material respects and (3) assuming that such calculations are made on the Closing Date, the Loan Parties are in compliance with each of the financial covenants set forth in Section 8.11 as of the first date provided for the measurement of each of such financial covenants in accordance with the terms thereof.

(j)           Intercreditor Agreement.  The Administrative Agent shall have received an executed copy of the Intercreditor Agreement.

(k)           Fees.  Any fees required to be paid on or before the Closing Date shall have been paid.

(l)           Attorney Costs.  Unless waived by the Administrative Agent, the Borrower shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date.

(m)          Other.  Receipt by the Lenders of such other documents, instruments, agreements or information as reasonably requested by any Lender, through the Administrative Agent, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, environmental matters, debt agreements, property ownership and contingent liabilities of the Consolidated Parties.

5.02        Conditions to all Credit Extensions.

The obligation of each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

(a)           The representations and warranties of the Borrower and each other Loan Party contained in Article VI or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 5.02, the representations and warranties contained in subsections (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01.

(b)           No Default shall exist, or would result from such proposed Credit Extension.

(c)           There shall not have been commenced against any Consolidated Party an involuntary case under any applicable Debtor Relief Law, now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed.

(d)           The Administrative Agent and, if applicable, the applicable L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 5.02(a), (b) and (c) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES

The Loan Parties represent and warrant to the Administrative Agent and the Lenders that:

6.01        Existence, Qualification and Power; Compliance with Laws.

Each Consolidated Party (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents, if any, to which it is a party and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.02        Authorization; No Contravention.

The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, (i) any Contractual Obligation to which such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law (including, without limitation, Regulation U or Regulation X issued by the FRB); except in each case referred to in clause (b)(i), (b)(ii) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.03        Governmental Authorization; Other Consents.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by any Loan Party of this Agreement or any other Loan Document, except for (a) consents, authorizations, notices and filings described in Schedule 6.03, all of which have been obtained or made or have the status described in such Schedule 6.03 and (b) filings or recordations to perfect the Liens created by the Collateral Documents.

6.04        Binding Effect.

This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto.  This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms except as enforceability may be limited by applicable Debtor Relief Laws and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

6.05        Financial Statements; No Material Adverse Effect.

(a)           The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Consolidated Parties as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Consolidated Parties as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b)           The unaudited consolidated financial statements of the Consolidated Parties contained in the Borrower's 10 Q for the period ended August 31, 2002, and the related consolidated statements of income or operations and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Consolidated Parties as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c)           During the period from November 30, 2001 to and including the Closing Date, there has been no sale, transfer or other disposition by any Consolidated Party of any material part of the business or Property of the Consolidated Parties, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Consolidated Parties, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders on or prior to the Closing Date.

(d)           The financial statements delivered pursuant to Section 7.01(a) and (b) have been prepared in accordance with GAAP (except as may otherwise be permitted under Section 7.01(a) and (b)) and present fairly in all material respects (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Consolidated Parties as of such date and for such periods.

(e)           Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

6.06        Litigation.

Except as set forth on Schedule 6.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Consolidated Party or against any of its properties or revenues that (a) purport to affect this Agreement or any other Loan Document, or any of the transactions contemplated hereby or (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

6.07        No Default.

No Consolidated Party is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

6.08        Ownership of Property; Liens.

Each Consolidated Party has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The property of the Consolidated Parties is subject to no Liens, other than Permitted Liens.

6.09        Environmental Compliance.

Except for matters that could not reasonably be expected to have a Material Adverse Effect:

(a)           Each of the Real Properties and all operations at the Real Properties are in compliance with all applicable Environmental Laws, there is no violation of any Environmental Law with respect to the Real Properties or the Businesses, and there are no conditions relating to the Real Properties or the Businesses that could give rise to liability under any applicable Environmental Laws.

(b)           None of the Real Properties contains, or has previously contained, any Hazardous Materials at, on or under the Real Properties in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

(c)           No Consolidated Party has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Real Properties or the Businesses, nor does any Responsible Officer of any Loan Party have knowledge or reason to believe that any such notice will be received or is being threatened.

(d)           Hazardous Materials have not been transported or disposed of from the Real Properties, or generated, treated, stored or disposed of at, on or under any of the Real Properties or any other location, in each case by or on behalf of any Consolidated Party in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law.

(e)           No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of the Responsible Officers of the Loan Parties, threatened, under any Environmental Law to which any Consolidated Party is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Consolidated Parties, the Real Properties or the Businesses.

(f)           There has been no release, or threat of release, of Hazardous Materials at or from the Real Properties, or arising from or related to the operations (including, without limitation, disposal) of any Consolidated Party in connection with the Real Properties or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

6.10        Insurance.

The properties of the Borrower and its Restricted Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Restricted Subsidiary operates.  As of the Closing Date, the insurance coverage of the Loan Parties is outlined as to carrier, policy number, expiration date, type and amount on Schedule 6.10.

6.11        Taxes.

The Consolidated Parties have filed all federal, state and other material tax returns and reports required to be filed, and have paid all federal, state and other material taxes, assessments, fees and other governmental charges therein shown to be due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.  To the knowledge of the Responsible Officers of the Loan Parties, there is no proposed tax assessment against the Borrower or any Restricted Subsidiary that would, if made, have a Material Adverse Effect.

6.12        ERISA Compliance.

(a)           Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws.  Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Responsible Officers of the Loan Parties, nothing has occurred which would prevent, or cause the loss of, such qualification.  Each Loan Party and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b)           There are no pending or, to the best knowledge of the Responsible Officers of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)           (i)           No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) no Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) no Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

6.13        Subsidiaries.

The corporate capital and ownership structure of the Consolidated Parties as of the Closing Date is as described in Schedule 6.13(a).  Set forth on Schedule 6.13(b) is a complete and accurate list as of the Closing Date with respect to the Borrower and each of its direct and indirect Subsidiaries of (i) jurisdiction of incorporation, (ii) number of shares of each class of Capital Stock outstanding, (iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by the Consolidated Parties and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto as of the Closing Date.  The outstanding Capital Stock of all such Persons is validly issued, fully paid and non-assessable and is owned by the Consolidated Parties, directly or indirectly, in the manner set forth on Schedule 6.13(b), free and clear of all Liens (other than those arising under or contemplated in connection with the Credit Documents).  Other than as set forth in Schedule 6.13(b), neither the Borrower nor any of its Restricted Subsidiaries has outstanding any securities convertible into or exchangeable for its Capital Stock nor does any such Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to its Capital Stock.

6.14        Margin Regulations; Investment Company Act; Public Utility Holding Company Act.

(a)           The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b)           None of the Borrower, any Person Controlling the Borrower, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940 or (iii) subject to regulation under any other Law which limits its ability to incur Indebtedness.

6.15        Disclosure.

Each Loan Party has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  No report, financial statement, certificate or other written information furnished by any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

6.16        Compliance with Laws.

Each Consolidated Party is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

6.17        Intellectual Property.

Each Consolidated Party owns, or has the legal right to use, all material trademarks, service marks, trade names, trade dress, patents, copyrights, technology, know-how and processes (the "Intellectual Property") necessary for each of them to conduct its business as currently conducted.  Set forth on Schedule 6.17 is a list of all Intellectual Property registered or pending registration with the United States Copyright Office or the United States Patent and Trademark Office and owned by each Loan Party as of the Closing Date.  Except as provided on Schedule 6.17, no claim has been asserted and is pending by any Person challenging or questioning the use of the Intellectual Property or the validity or effectiveness of the Intellectual Property, nor does any Responsible Officer of any Loan Party know of any such claim, and, to the knowledge of the Responsible Officers of the Loan Parties, the use of the Intellectual Property by any Consolidated Party or the granting of a right or a license in respect of the Intellectual Property from any Consolidated Party does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  As of the Closing Date, none of the Intellectual Property of the Loan Parties is subject to any licensing agreement or similar arrangement except as set forth on Schedule 6.17.

6.18        Solvency.

The Loan Parties are Solvent on a consolidated basis.

6.19        Investments.

All Investments of each Consolidated Party are Permitted Investments.

6.20        Business Locations.

Set forth on Schedule 6.20(a) is a list of all Real Properties located in the United States that are owned or leased by the Loan Parties of America as of the Closing Date.  Set forth on Schedule 6.20(b) is a list of all locations where any tangible personal property of a Loan Party is located as of the Closing Date.  Set forth on Schedule 6.20(c) is the chief executive office, jurisdiction of incorporation or formation and principal place of business of each Loan Party as of the Closing Date.

6.21        Brokers' Fees.

No Consolidated Party has any obligation to any Person in respect of any finder's, broker's, investment banking or other similar fee in connection with any of the transactions contemplated under the Loan Documents.

6.22        Labor Matters.

Except as set forth on Schedule 6.22, there are no collective bargaining agreements or Multiemployer Plans covering the employees of a Consolidated Party as of the Closing Date and none of the Consolidated Parties has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last two years.

6.23        Nature of Business.

As of the Closing Date, the Consolidated Parties are engaged in the following businesses (and other business reasonably related thereto):  (a) manufacturing and marketing of high-performance coatings and surfacer systems, (b) manufacturing and marketing of filament-wound and molded fiberglass pipe and fittings, and (c) supplying products and services used in the construction of water pipelines and (d) supplying ready-mix concrete, crushed and sized basaltic aggregates, dune sand, concrete pipe and box culverts.

6.24        Representations and Warranties from Other Loan Documents.

Each of the representations and warranties made by any of the Loan Parties in any of the other Loan Documents is true and correct in all material respects.

ARTICLE VII
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each Loan Party shall, and shall (except in the case of the covenants set forth in Sections 7.01, 7.02, 7.03 and 7.11) cause each Restricted Subsidiary to:

7.01        Financial Statements.

Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent or the Required Lenders:

(a)           as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Consolidated Parties as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit; the delivery by the Borrower to the Administrative Agent and each Lender of the Borrower's Form 10K for each fiscal year within the above referenced 90 day period shall satisfy Borrower's obligations under this Section 7.01(a);

(b)           as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Consolidated Parties as at the end of such fiscal quarter, and the related consolidated statements of income or operations and cash flows for such fiscal quarter and for the portion of the Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders' equity and cash flows of the Consolidated Parties in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; the delivery by the Borrower to the Administrative Agent and each Lender of the Borrower's Form 10Q for each fiscal quarter within the above referenced 45 day period shall satisfy Borrower's obligations under this Section 7.01(b); and

(c)           if any Unrestricted Subsidiaries exist on the last day of a fiscal quarter, as soon as available, but in any event within 45 days (other than the fourth fiscal quarter, in which case 90 days) after the end of such fiscal quarter of the Borrower, a consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidating statements of income or operations and cash flows for such fiscal quarter and for the portion of the Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders' equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP.

7.02        Certificates; Other Information.

Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a)           concurrently with the delivery of the financial statements referred to in Section 7.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default or, if any such Default shall exist, stating the nature and status of such event; provided, however, that such independent certified public accountant shall not be liable by reason of any failure to obtain knowledge of any Default with respect to accounting matters that would not customarily be disclosed in the course of their audit examination or with respect to any matters that are not accounting matters;

(b)           concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;

(c)           within 90 days after the end of each fiscal year of the Borrower, a certificate containing information regarding the amount of all Dispositions (other than any Excluded Disposition), Debt Issuances, Equity Issuances and Acquisitions that occurred during the prior fiscal year.

(d)           promptly after the same are available, (i) copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 and not otherwise required to be delivered to the Administrative Agent pursuant hereto and (ii) upon the request of the Administrative Agent, all material reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters;

(e)           promptly upon receipt thereof, a copy of any audit report or "management letter" submitted by independent accountants to any Consolidated Party in connection with any annual, interim or special audit of the books of such Person;

(f)           promptly after the same are available, copies of each notice, financial statement or other report or communication sent to the Senior Noteholders and not otherwise required to be delivered to the Administrative Agent pursuant hereto; and

(g)           promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender, through the Administrative Agent, may from time to time reasonably request.

Documents required to be delivered pursuant to Section 7.01(a) or (b) or Section 7.02(d) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Borrower's behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 7.02(b) to the Administrative Agent and each of the Lenders.  Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

7.03        Notices and Information.

(a)           Promptly notify the Administrative Agent and each Lender of the occurrence of any Default.

(b)           Promptly notify the Administrative Agent and each Lender of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including any of the following events with such effect:  (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws.

(c)           Promptly notify the Administrative Agent and each Lender of the occurrence of any ERISA Event.

(d)           Promptly notify the Administrative Agent and each Lender of any material change in accounting policies or financial reporting practices by the Borrower or any Restricted Subsidiary.

(e)           Upon the reasonable written request of the Administrative Agent following the occurrence of any event or the discovery of any condition which the Administrative Agent or the Required Lenders reasonably believe has caused (or could be reasonably expected to cause) the representations and warranties set forth in Section 6.09 to be untrue, the Loan Parties will furnish or cause to be furnished to the Administrative Agent, at the Loan Parties' expense, a report of an environmental assessment of reasonable scope, form and depth, (including, where appropriate, invasive soil or groundwater sampling) by a consultant reasonably acceptable to the Administrative Agent as to the nature and extent of the presence of any Materials of Environmental Concern on any Mortgaged Properties and as to the compliance by any Consolidated Party with Environmental Laws at such Mortgaged Properties.  If the Loan Parties fail to deliver such an environmental report within 120 days after receipt of such written request then the Administrative Agent may arrange for same, and the Loan Parties hereby grant to the Administrative Agent and its representatives access to the Mortgaged Properties to reasonably undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling).  The reasonable cost of any assessment arranged for by the Administrative Agent pursuant to this provision will be payable by the Loan Parties on demand and added to the obligations secured by the Collateral Documents.

(f)           At the time of delivery of the financial statements and reports provided for in Section 7.01(a) and 7.01(b), deliver to the Administrative Agent a report signed by an Responsible Officer of the Borrower setting forth (i) a list of registration numbers for all patents, trademarks, service marks, trade names and copyrights awarded to any Loan Party since the last day of the immediately preceding fiscal quarter and (ii) a list of all patent applications, trademark applications, service mark applications, trade name applications and copyright applications submitted by any Loan Party since the last day of the immediately preceding fiscal quarter and the status of each such application, all in such form as shall be reasonably satisfactory to the Administrative Agent.

Each notice pursuant to this Section 7.03(a) through (e) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.  Each notice pursuant to Section 7.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

7.04        Payment of Obligations.

Pay, discharge and/or otherwise perform prior to delinquency (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Restricted Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property (other than a Permitted Lien); and (c) all Indebtedness and other Contractual Obligations which, if unpaid or unperformed, could reasonably be expected to have a Material Adverse Effect, but subject to any subordination provisions contained in any instrument or agreement evidencing any such Indebtedness.

7.05        Preservation of Existence, Etc.

(a)           Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 8.04 or 8.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business except to the extent the failure to maintain any such rights, privileges, permits, licenses and franchises could not reasonably be expected to result in a Material Adverse Effect; and (c) to the extent permitted under applicable law, preserve or renew all of its material registered copyrights, patents, trademarks, trade names and service marks.

7.06        Maintenance of Properties.

(a)           Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear and Involuntary Dispositions excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities, in each case, except to the extent the failure to undertake any of the actions described in the forgoing clauses (a) through (c), inclusive, could not reasonably be expected to result in a Material Adverse Effect.

7.07        Maintenance of Insurance.

Maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice.  The Collateral Agent shall be named as loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Collateral Agent, that it will give the Collateral Agent thirty (30) days prior written notice before any such policy or policies shall be altered or canceled.

7.08        Compliance with Laws.

Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

7.09        Books and Records.

(a)           Maintain in all material respects proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Restricted Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Restricted Subsidiary, as the case may be.

7.10        Inspection Rights.

Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Administrative  Agent or the Lender, as the case may be, and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may reasonably do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.  The Loan Parties agree that the Administrative Agent, and its representatives, may conduct an annual audit of the Collateral, at the reasonable expense of the Loan Parties.

7.11        Use of Proceeds.

Use the proceeds of the Credit Extensions for general corporate purposes not in contravention of any Law or of any Loan Document.

7.12        Additional Guarantors.

Notify the Administrative Agent at the time that (a) any Person becomes a Domestic Restricted Subsidiary or (b) any Subsidiary of any Loan Party guarantees the Borrower's obligations under any Senior Note Agreement, and promptly thereafter (and in any event within 30 days), cause such Person to (i) become a Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement, and (ii) deliver to the Administrative Agent documents of the types referred to in clauses (iii) and (iv) of Section 5.01(a) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)), all in form, content and scope reasonably satisfactory to the Administrative Agent.

7.13        Pledged Assets.

Each Loan Party will (i) cause all of its owned real and personal Property other than Excluded Property to be subject at all times to first priority, perfected and, in the case of owned real Property, title insured Liens in favor of the Collateral Agent to secure the Obligations pursuant to the terms and conditions of the Collateral Documents or, with respect to any such Property acquired subsequent to the Closing Date, such other additional security documents as the Administrative Agent shall reasonably request, subject in any case to Permitted Liens and (ii) deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, real estate title insurance policies, landlord's waivers, certified resolutions and other organizational and authorizing documents of such Person, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Collateral Agent's Liens thereunder) and other items of the types required to be delivered pursuant to Section 5.01(c) and (d), all in form, content and scope reasonably satisfactory to the Administrative Agent.  Without limiting the generality of the above, the Loan Parties will cause (A) 100% of the issued and outstanding Capital Stock of each direct Domestic Subsidiary of a Loan Party and (B) 65% (or such greater percentage that, due to a change in an applicable Law after the date hereof, (1) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent and (2) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary directly owned by the Borrower or any Domestic Restricted Subsidiary to be subject at all times to a first priority, perfected Lien in favor of the Collateral Agent (it being recognized that perfection actions need only be taken in foreign countries as set forth in Section 7.14 hereof) pursuant to the terms and conditions of the Collateral Documents or such other security documents as the Administrative Agent shall reasonably request.

7.14        Further Assurances.

Within ninety (90) days following the Closing Date (or such later date as the Administrative Agent may determine in its reasonable discretion), the Loan Parties shall deliver to the Collateral Agent pledge agreements (or similar documents) governed by the laws of the respective jurisdictions of organization of the following Foreign Restricted Subsidiaries, together with a legal opinion of special foreign counsel for such jurisdiction:  Ameron (Pte.) Ltd., Ameron B.V., Ameron (Australia) PTY Limited, Ameron Holdings (NZ) Limited and Ameron UK Limited.  All such documents shall be in form and substance reasonably satisfactory to the Administrative Agent.

ARTICLE VIII
NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, no Loan Party shall, nor shall it permit any Restricted Subsidiary to, directly or indirectly:

8.01        Liens.

Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)           Liens pursuant to any Loan Document;

(b)           Liens existing on the date hereof and listed on Schedule 8.01 and any renewals or extensions thereof, provided that the property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 8.03(b);

(c)           Liens (other than Liens imposed under ERISA) for taxes, assessments or governmental charges or levies not yet delinquent or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)           statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet delinquent and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established;

(e)           pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f)           deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g)           easements, rights-of-way, restrictions and other similar encumbrances affecting real property which do not, in the aggregate, materially detract from the value of the property subject thereto, materially interfere with the ordinary conduct of the business of the applicable Person or impair the operation of such property for the purposes for which it is or may reasonably be expected to be used;

(h)           Liens securing judgments for the payment of money not constituting an Event of Default under Section 9.01(h) or securing appeal or other surety bonds related to such judgments;

(i)            Liens securing Indebtedness permitted under Section 8.03(e); provided that (i) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness, (ii) the Indebtedness secured thereby does not exceed the cost of the Property being acquired on the date of acquisition and (iii) such Liens attach to such Property concurrently with or within 180 days after the acquisition thereof;

(j)            leases or subleases granted to others not interfering in any material respect with the business of any Consolidated Party;

(k)           any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Agreement;

(l)            Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 8.02;

(m)          normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

(n)           Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

(o)           Liens on assets of Foreign Restricted Subsidiaries securing Indebtedness permitted under Section 8.03(h);

(p)           Liens securing Indebtedness permitted under Section 8.03(i); provided that such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness; and

(q)           Liens on Property not constituting Collateral securing Indebtedness permitted under Section 8.03(k).

8.02        Investments.

Make any Investments, except:

(a)           Investments held by the Borrower or such Restricted Subsidiary in the form of Cash Equivalents;

(b)          Investments existing as of the Closing Date and set forth in Schedule 8.02;

(c)           Investments consisting of advances or loans to directors, officers, employees, agents, customers or suppliers in an aggregate principal amount (including Investments of such type set forth in Schedule 8.02) not to exceed $1,000,000 at any time outstanding;

(d)          (i) Investments in any Person that is a Loan Party prior to giving effect to such Investment and (ii) Investments made in connection with the formation of (but not the Acquisition of) a new Guarantor, so long as the Loan Parties have complied with Sections 7.12 and 7.13:

(e)           Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(f)           Guarantees permitted by Section 8.03;

(g)          Investments consisting of an Acquisition by the Borrower or any Restricted Subsidiary of the Borrower, provided that (i) the Property acquired (or the Property of the Person acquired) in such Acquisition is used or useful in the same or a similar line of business as the Borrower and its Restricted Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof), (ii) the Collateral Agent shall have received (to the extent then required to be delivered) all items in respect of the Capital Stock or Property acquired in such Acquisition required to be delivered by the terms of Section 7.12 and/or Section 7.13, (iii) in the case of an Acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (iv) immediately prior to, and after giving effect to such Acquisition, no Default or Event of Default shall exist, (v) the representations and warranties made by the Loan Parties in any Loan Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date, (vi) after giving effect to such Acquisition, there shall be at least $25,000,000 of availability existing under the Aggregate Revolving Commitments and (vii) the aggregate consideration (including cash and non-cash consideration, any assumption of Indebtedness and any earn-out payments, but excluding consideration consisting of any Capital Stock of the Borrower issued to the seller of the Capital Stock or Property acquired in such Acquisition) paid by the Consolidated Parties for all such Acquisitions occurring during any period of twelve consecutive months shall not exceed $25,000,000;

(h)          Investments in life insurance policies maintained for the benefit of members of the executive management of the Borrower;

(i)           Investments in Unrestricted Subsidiaries in an amount not to exceed $5,000,000 in the aggregate at any time outstanding; or

(j)           Investments of a nature not otherwise contemplated in this Section 8.02 in an amount not to exceed $15,000,000 in the aggregate at any time outstanding.

8.03        Indebtedness.

Create, incur, assume or suffer to exist any Indebtedness, except:

(a)           Indebtedness under the Loan Documents;

(b)          Indebtedness of the Borrower and its Restricted Subsidiaries set forth in Schedule 8.03 (and renewals, refinancings and extensions thereof; provided that if such Indebtedness was previously unsecured, such renewed, refinanced or extended Indebtedness shall also be unsecured unless the Liens securing such Indebtedness are otherwise permitted by Section 8.01);

(c)           intercompany Indebtedness arising from loans, advances and Guaranty Obligations permitted under this Section 8.02;

(d)          obligations (contingent or otherwise) of the Borrower or any Restricted Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a "market view;" and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(e)           purchase money Indebtedness (including obligations in respect of Capital Leases or Synthetic Lease Obligations) hereafter incurred by the Borrower or any of its Restricted Subsidiaries to finance the purchase of fixed assets and any refinancings thereof, provided that (i) the sum of (A) all such Indebtedness for all such Persons taken together plus (B) all Indebtedness outstanding pursuant to Section 8.03(i) shall not exceed an aggregate principal amount of $20,000,000 at any one time outstanding; (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

(f)           Indebtedness arising under the 1996 Note Purchase Agreement and the Senior Notes issued thereunder;

(g)          Indebtedness arising under the 2003 Note Purchase Agreement and the Senior Notes issued thereunder;

(h)          Indebtedness of Foreign Restricted Subsidiaries not to exceed an aggregate principal amount of $10,000,000 at any one time outstanding;

(i)           Indebtedness of the type described in Section 8.03(e) (including obligations in respect of Capital Leases or Synthetic Lease Obligations) hereafter assumed or acquired by the Borrower or any of its Restricted Subsidiaries in connection with an Acquisition permitted by Section 8.02(g)) and any refinancings thereof, provided that (i) the sum of (A) all such Indebtedness for all such Persons taken together plus (B) all Indebtedness outstanding pursuant to Section 8.03(e) shall not exceed an aggregate principal amount of $20,000,000 at any one time outstanding; and (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

(j)           unsecured Indebtedness not to exceed an aggregate principal amount of $15,000,000 at any one time outstanding; and

(k)          other Indebtedness so long as the sum of (i) the aggregate principal amount of all such Indebtedness for all such Persons taken together plus (ii) the fair market value of all property subject to Sale and Leaseback Transactions where the underlying lease is an Operating Lease does not exceed $10,000,000 at any one time outstanding.

8.04        Fundamental Changes.

Except in connection with a Disposition permitted by Section 8.05, merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person; provided that, notwithstanding the foregoing provisions of this Section 8.04 but subject to the terms of Sections 7.12 and 7.13, (a) the Borrower may merge or consolidate with any of its Restricted Subsidiaries provided that the Borrower shall be the continuing or surviving corporation, (b) any Loan Party other than the Borrower may merge or consolidate with any other Loan Party other than the Borrower, (c) any Consolidated Party which is not a Loan Party may be merged or consolidated with or into any Loan Party provided that such Loan Party shall be the continuing or surviving corporation, (d) any Consolidated Party which is not a Loan Party may be merged or consolidated with or into any other Consolidated Party which is not a Loan Party, (e) any Restricted Subsidiary of the Borrower may merge with any Person that is not a Loan Party in connection with a Disposition permitted under Section 8.05, (f) the Borrower or any Restricted Subsidiary of the Borrower may merge with any Person other than a Consolidated Party in connection with a an Acquisition by the Borrower or any Restricted Subsidiary of the Borrower permitted pursuant to the terms of Section 8.02(g) provided that, if such transaction involves the Borrower, the Borrower shall be the continuing or surviving corporation and (g) any Wholly Owned Subsidiary of the Borrower may dissolve, liquidate or wind up its affairs at any time provided that such dissolution, liquidation or winding up, as applicable, could not reasonably be expected to have a Material Adverse Effect.

8.05        Dispositions.

Make any Disposition other than an Excluded Disposition unless (a) subject to the second sentence of this Section 8.05, at least 80% of the consideration paid in connection therewith shall be cash or Cash Equivalents and shall be in an amount not less than the fair market value of the Property disposed of, (b) if such transaction is a Sale and Leaseback Transaction, such transaction is not prohibited by the terms of Section 8.16, (c) such transaction does not involve the sale or other disposition of a minority equity interest in any Consolidated Party, (d) such transaction does not involve a sale or other disposition of receivables other than receivables owned by or attributable to other Property concurrently being disposed of in a transaction otherwise permitted under this Section 8.05, (e) the aggregate net book value of all of the assets sold or otherwise disposed of by the Consolidated Parties in all such transactions during any period of twelve consecutive months shall not exceed $15,000,000, and (f) no later than five (5) Business Days prior to such Disposition, the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower specifying the anticipated date of such Disposition, briefly describing the assets to be sold or otherwise disposed of and setting forth the net book value of such assets and the aggregate consideration to be received for such assets in connection with such Disposition.  Notwithstanding clause (a) of the preceding sentence, the Borrower and its Restricted Subsidiaries may make Dispositions that are not subject to such clause (a) so long as (i) the consideration paid in connection with any such Disposition does not exceed $5,000,000,  (ii) the aggregate consideration that is not cash or Cash Equivalents for all such Dispositions (which consideration has not, subsequent to the date of such Disposition, been converted into cash or Cash Equivalents) does not exceed $5,000,000 and (iii) such Disposition otherwise complies with this Section 8.05.

8.06        Restricted Payments.

Declare or make, directly or indirectly, any Restricted Payment except that:

(a)           each Restricted Subsidiary may make Restricted Payments (directly or indirectly) to any Loan Party;

(b)           the Borrower and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the Capital Stock of such Person; and

(c)           the Borrower may make other Restricted Payments so long as immediately before and after giving effect thereto, no Default shall exist.

8.07        Change in Nature of Business.

Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Restricted Subsidiaries on the date hereof or any business substantially related or incidental thereto.

8.08        Transactions with Affiliates and Insiders.

Enter into or permit to exist any transaction or series of transactions with any officer, director or Affiliate of such Person other than (a) intercompany transactions expressly permitted by Section 8.02, Section 8.03, Section 8.04 or Section 8.05, (b) transactions expressly permitted by Section 8.02(c) and (h) or Section 8.06, (c) normal compensation and reimbursement of expenses of and indemnities of officers and directors and (d) except as otherwise specifically limited in this Agreement, other transactions which are entered into in the ordinary course of such Person's business on terms and conditions substantially as favorable (or more favorable) to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director or Affiliate.

8.09        Burdensome Agreements.

Enter into any Contractual Obligation that encumbers or restricts on the ability of any such Person to (i) pay dividends or make any other distributions to any Loan Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness or other obligation owed to any Loan Party, (iii) make loans or advances to any Loan Party, (iv) sell, lease or transfer any of its Property to any Loan Party or (v) except in respect of any Consolidated Party which is not a Loan Party, (A) pledge its Property (other than Excluded Property) pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof or (B) act as a Loan Party pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (i)-(v)(A) above) for (1) this Agreement and the other Loan Documents, (2) the Senior Note Agreements and the Senior Notes, in each case as in effect as of the Closing Date, (3) any document or instrument governing Indebtedness incurred pursuant to Section 8.03(e) or 8.03(i), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (4) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (5) customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under Section 8.05 pending the consummation of such sale, (6) customary restrictions on transferability set forth in real property leaseholds, or (7) customary provisions restricting assignment of any Contractual Obligations entered into by the any Consolidated Party in the ordinary course of business.

8.10        Use of Proceeds.

Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB), except for Restricted Payments resulting in the retirement of Capital Stock of the Borrower, or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose.

8.11        Financial Covenants.

(a)           Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Borrower to be greater than the ratio set forth below opposite such fiscal quarter:

Calendar year/ fiscal quarter end	February 28	May 31	August 31	November 30
2002	N/A	N/A	N/A	3.00 to 1.0
2003	3.00 to 1.0	3.00 to 1.0	3.00 to 1.0	3.00 to 1.0
2004	2.75 to 1.0	2.75 to 1.0	2.75 to 1.0	2.75 to 1.0
thereafter	2.50 to 1.0	2.50 to 1.0	2.50 to 1.0	2.50 to 1.0

(b)           Consolidated Tangible Net Worth.  Permit Consolidated Tangible Net Worth as of the end of any fiscal quarter of the Borrower to be less than the sum of $181,470,000, increased on a cumulative basis as of the end of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending February 28, 2003 by an amount equal to the sum of (i) 50% of Consolidated Net Income (to the extent positive) for the fiscal quarter ended subsequent to the Closing Date and (ii) 75% of net cash proceeds from Equity Issuances occurring subsequent to the Closing Date.

(c)           Consolidated Tangible Assets Coverage Ratio.  Permit the Consolidated Tangible Assets Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than 1.0 to 1.0.

(d)           Consolidated Fixed Charge Coverage Ratio.  Permit the Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter of the Borrower for the four fiscal quarter period ending on such date, to be less than 1.50 to 1.0.

8.12        Capital Expenditures.

Permit Consolidated Capital Expenditures for any fiscal year of the Borrower to exceed $30,000,000, plus the unused amount available for Consolidated Capital Expenditures under this Section 8.12 for the immediately preceding fiscal year (excluding any carry forward available from any prior fiscal year).

8.13        Prepayment of Other Indebtedness, Etc.

Permit any Consolidated Party to (a) amend or modify any of the terms of any Indebtedness of such Consolidated Party if such amendment or modification would add or change terms in a manner, when taken together with all other amendments or modifications made in connection therewith, materially adverse to such Consolidated Party or to the Lenders, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto, (b) with respect to Indebtedness other than the Senior Notes, if any Default has occurred and is continuing or would directly or indirectly result therefrom, make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any such Indebtedness of such Consolidated Party or (c) make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any of the Senior Notes unless (i) no Default has occurred and is continuing or would directly or indirectly result therefrom, (ii) the Consolidated Leverage Ratio as of the end of the most recently ended fiscal quarter of the Borrower (as reported in the Compliance Certificate delivered by the Borrower) is less than 2.0 to 1.0 and (iii) no Loans are outstanding at such time.

8.14        Organization Documents; Fiscal Year.

Permit any Consolidated Party to (a) amend, modify or change its Organization Documents in a manner adverse to the rights of the Lenders or (b) change its fiscal year.

8.15        Ownership of Subsidiaries.

Notwithstanding any other provisions of this Agreement to the contrary, permit any Consolidated Party to (i) permit any Person (other than the Borrower or any Wholly Owned Subsidiary of the Borrower) to own any Capital Stock of any Restricted Subsidiary of the Borrower, except (A) to qualify directors where required by applicable law or to satisfy other requirements of applicable law with respect to the ownership of Capital Stock of Foreign Restricted Subsidiaries or (B) as a result of or in connection with a dissolution, merger, consolidation or disposition of a Restricted Subsidiary not prohibited by Section 8.04 or Section 8.05, (ii) permit any Restricted Subsidiary of the Borrower to issue or have outstanding any shares of preferred Capital Stock or (iii) permit, create, incur, assume or suffer to exist any Lien on any Capital Stock of any Restricted Subsidiary of the Borrower, except for Permitted Liens.

8.16        Sale Leasebacks.

Permit any Consolidated Party to enter into any Sale and Leaseback Transaction, unless (a) if the underlying lease is a Capital Lease, the Indebtedness is permitted by Section 8.03 and the Disposition is permitted by Section 8.05 or (b) if the underlying lease is an Operating Lease, the sum of (i) all Indebtedness outstanding pursuant to Section 8.03(j) plus (ii) the fair market value of all property subject to Sale and Leaseback Transactions where the underlying lease is an Operating Lease does not exceed $10,000,000 at any one time outstanding.

ARTICLE IX
EVENTS OF DEFAULT AND REMEDIES

9.01        Events of Default.

Any of the following shall constitute an Event of Default:

(a)           Non-Payment.  The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, any commitment or other fee due hereunder or any other amount payable hereunder or under any other Loan Document; or

(b)           Specific Covenants.  (i) The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 7.05 (as to the existence of the Borrower), 7.11, 7.12 or 7.13 or Article VIII; or

(ii) The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 7.01, 7.02 or 7.03 and such failure shall continue unremedied for a period of at least 5 days after the first to occur of (A) a Responsible Officer of the Borrower obtaining knowledge or (B) the Borrower's receipt of notice from the Administrative Agent of such failure; or

(c)           Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the first to occur of (A) a Responsible Officer of the Borrower obtaining knowledge or (B) the Borrower's receipt of notice from the Administrative Agent of such failure; or

(d)           Representations and Warranties.  Any representation, warranty or certification made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e)           Cross-Default.  (i) The Borrower or any Restricted Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, but after giving effect to any grace period provided therefor) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts or evidenced by the Senior Notes) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs (other than an event giving rise to customary mandatory prepayment provisions (such as asset sales, equity sales, cash flow sweeps or casualty recoveries)), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Restricted Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Restricted Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Restricted Subsidiary as a result thereof is greater than the Threshold Amount; or

(f)           Insolvency Proceedings, Etc.  Any Loan Party or any of its Restricted Subsidiaries that are not Loan Parties institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g)           Inability to Pay Debts; Attachment.  (i) The Borrower or any Restricted Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h)           Judgments.  There is entered against the Borrower or any Restricted Subsidiary (i) any one or more final judgments or orders for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)           ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j)           Invalidity of Loan Documents; Guarantees.  (i) Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or (ii) except as the result of or in connection with a dissolution, merger or disposition of a Restricted Subsidiary not prohibited by Section 8.04 or Section 8.05, the Guaranty given by any Guarantor hereunder or any provision thereof shall cease to be in full force and effect, or any Guarantor hereunder or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under its Guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to its Guaranty; or

(k)           Senior Note Agreements.  There shall occur and be continuing any "Event of Default" (or any comparable term) under, and as defined in, any Senior Note Agreement; or

(l)           Change of Control.  There occurs any Change of Control.

9.02        Remedies Upon Event of Default.

If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)           declare the commitment of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)           declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c)           require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d)           exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

9.03        Application of Funds.

Subject to the terms of the Intercreditor Agreement, after the acceleration of the Obligations as provided for in Section 9.02(b) (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 9.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings and Swap Contracts between any Loan Party and any Lender of Affiliate of any Lender and to Cash Collateralize the undrawn amounts of Letters of Credit, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE X
ADMINISTRATIVE AGENT

10.01      Appointment and Authorization of Administrative Agent.

(a)           Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.  Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)           Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and such L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article X with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in this Article X and in the definition of "Agent-Related Person" included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuers.

10.02      Delegation of Duties.

The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

10.03      Liability of Administrative Agent.

No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder.  No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

10.04      Reliance by Administrative Agent.

(a)           The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent.  The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(b)           For purposes of determining compliance with the conditions specified in Section 5.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

10.05      Notice of Default.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default."  The Administrative Agent will notify the Lenders of its receipt of any such notice.  The Administrative Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with Article IX; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

10.06      Credit Decision; Disclosure of Information by Administrative Agent.

Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession.  Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder.  Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

10.07      Indemnification of Administrative Agent.

Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section.  Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower.  The undertaking in this Section shall survive termination of the Aggregate Revolving Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

10.08      Administrative Agent in its Individual Capacity.

Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not the Administrative Agent or an L/C Issuer hereunder and without notice to or consent of the Lenders.  The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them.  With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or an L/C Issuer, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

10.09      Successor Administrative Agent.

The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders; provided that any such resignation by Bank of America shall also constitute its resignation as an L/C Issuer.  If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed).  If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders.  Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent, L/C Issuer and the respective terms "Administrative Agent" and "L/C Issuer" shall mean such successor administrative agent and Letter of Credit issuer, and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated and the retiring L/C Issuer's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring L/C Issuer or any other Lender, other than the obligation of the successor L/C Issuer to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.  After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article X and Sections 11.04 and 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.  If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

10.10      Administrative Agent May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(i) and (j), 2.08 and 11.04) allowed in such judicial proceeding; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.08 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

10.11      Collateral and Guaranty Matters.

The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a)           to instruct the Collateral Agent to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document (i) upon termination of the Aggregate Revolving Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit (or the Cash Collateralization thereof), (ii) that is transferred or to be transferred as part of or in connection with any Disposition permitted hereunder or under any other Loan Document, or (iii) subject to Section 11.01, if approved, authorized or ratified in writing by the Required Lenders;

(b)           to subordinate any Lien on any Property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such Property that is permitted by Section 8.01(i);

(c)           to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted hereunder; and

(d)           to release any Lien on any property in which a Loan Party had no interest at the time the security interest was granted or at any time thereafter.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release or subordinate the Collateral Agent's interest in particular types or items of Property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 10.11.

10.12      Other Agents; Arrangers and Managers.

None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "co-agent," "book manager," "lead manager," "arranger," "lead arranger" or "co-arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such.  Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender.  Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

ARTICLE XI
MISCELLANEOUS

11.01      Amendments, Etc.

No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)           extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent set forth in Section 5.02 or of any Default or Event of Default or mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender);

(b)           postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(c)           reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest at the Default Rate;

(d)           change Section 2.12 or Section 9.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(e)           change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(f)           except as the result of or in connection with a Disposition not prohibited by Section 8.05, release all or substantially all of the Collateral without the written consent of each Lender;

(g)           except as the result of or in connection with a dissolution, merger or disposition of a Loan Party not prohibited by Section 8.04 or Section 8.05, release the Borrower or substantially all of the other Loan Parties from its or their obligations under the Loan Documents without the written consent of each Lender; or

(h)           amend the definition of "Permitted Foreign Currency";

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuers in addition to the Lenders required above, affect the rights or duties of the L/C Issuers under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by them; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.

11.02      Notices and Other Communications; Facsimile Copies.

(a)           General.  Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission).  All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to subsection (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)           if to the Borrower, the Administrative Agent or Bank of America in its capacity as an L/C Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii)           if to any other Lender or any other L/C Issuer, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent and the L/C Issuers.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, upon actual receipt by the relevant party thereto or, if sent by registered or certified mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent and an L/C Issuer pursuant to Article II shall not be effective until actually received by such Person.  In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

(b)           Effectiveness of Facsimile Documents and Signatures.  Loan Documents may be transmitted and/or signed by facsimile.  The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders.  The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(c)           Limited Use of Electronic Mail.  Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section 7.02, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

(d)           Reliance by Administrative Agent and Lenders.  The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower except to the extent resulting from the gross negligence or willful misconduct of such Agent Related Person or Lender.  All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03      No Waiver; Cumulative Remedies.

No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

11.04      Attorney Costs, Expenses and Taxes.

The Loan Parties jointly and severally agree (a) to pay or reimburse the Administrative Agent for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Administrative Agent and each Lender for all reasonable costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs.  The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses reasonably incurred by the Administrative Agent and, if an Event of Default exists, the cost of an independent public accounting firm and other outside experts retained by the Administrative Agent on behalf of the Lenders.  All amounts due under this Section 11.04 shall be payable within ten Business Days after demand therefor.  The agreements in this Section shall survive the termination of the Aggregate Revolving Commitments and repayment of all other Obligations.

11.05      Indemnification by the Borrower.

Whether or not the transactions contemplated hereby are consummated, the Loan Parties jointly and severally shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the applicable L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Borrower, any Subsidiary or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from the gross negligence or willful misconduct of such Indemnitee.  No Indemnitee shall be liable for any damages arising from the use by Persons other than its Affiliates, directors, officers, employees, counsel, agents, and attorneys-in-fact of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date).  All amounts due under this Section 11.05 shall be payable within twenty Business Days after demand therefor.  The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Revolving Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.06      Payments Set Aside.

To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof (or the Dollar Equivalent amount thereof) is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

11.07      Successors and Assigns.

(a)           The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) or (h) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund (as defined in subsection (g) of this Section) with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned; (iii) any assignment of a Revolving Commitment must be approved by the Administrative Agent unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500.  Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and the Intercreditor Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement and the Intercreditor Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement and the Intercreditor Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 11.04 and 11.05 with respect to facts and circumstances occurring prior to the effective date of such assignment).  Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)           The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register").  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)           Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that directly affects such Participant.  Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.12 as though it were a Lender.

(e)           A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 11.15 as though it were a Lender.

(f)           Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)           As used herein, the following terms have the following meanings:

"Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

"Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

"Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(h)           Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities, provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 11.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(i)           Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, upon 30 days' notice to the Borrower and the Lenders, resign as L/C Issuer.  In the event of any such resignation as L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer.  If Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).

11.08      Confidentiality.

Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; provided, however, that, unless prohibited by applicable law, statute, regulation, or court order, the Administrative Agent or applicable Lender shall notify Borrower of any request by any court, governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any Information concurrent with, or where practicable, prior to the disclosure thereof; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Loan Parties; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization.  In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions.  For the purposes of this Section, "Information" means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

11.09      Set-off.

In addition to any rights and remedies of the Lenders provided by law and subject to the terms of the Intercreditor Agreement, after the acceleration of the Obligations as provided for in Section 9.02(b) (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 9.02), each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness.  Each Lender agrees that it shall not exercise any right of setoff or banker’s Lien if such action or exercise could reasonably be expected to result in the loss of the Collateral Agent's Lien on the Collateral pursuant to the California “one action” rule (Section 726 of the California Code of Civil Procedure).

11.10      Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate").  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.11      Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.12      Integration.

This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter.  In the event of any conflict between the provisions of this Agreement and those of any other Loan Document (other than the Intercreditor Agreement), the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement.  Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

11.13      Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.14      Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.15      Tax Forms.

(a)           (i)           Each Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "Foreign Lender") shall deliver to the Borrower and the Administrative Agent, prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to a complete exemption from withholding tax on all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement or the other Loan Documents) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement and the other Loan Documents and certifying that such Lender is entitled to a complete exemption from withholding tax on all such payments) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Foreign Lender is entitled to a complete exemption from U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code.  Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement and the other Loan Documents, (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid or mitigate any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

(ii)          Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

(iii)         The Borrower shall not be required to pay any additional amount to any Foreign Lender under Section 3.01 (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this Section 11.15(a) or (B) if such Lender shall have failed to satisfy the foregoing provisions of this Section 11.15(a); provided that if such Lender shall have satisfied the requirement of this Section 11.15(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents (and if such Lender thereafter provides forms, certificates and evidence establishing an exemption or reduction of withholding tax to the extent such Lender remains legally able to do so), nothing in this Section 11.15(a) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section 3.01 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

(iv)         The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Borrower is not required to pay additional amounts under this Section 11.15(a).

(b)           Upon the request of the Administrative Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9.  If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.  Borrower shall not be required to pay any additional amount to any Lender under Section 3.01 with respect to any withholding under this Section 11.15(b).

(c)           If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent.  The obligation of the Lenders under this Section shall survive the termination of the Aggregate Revolving Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

11.16      Replacement of Lenders.

Under any circumstances set forth herein providing that the Borrower shall have the right to replace a Lender as a party to this Agreement, the Borrower may, upon notice to such Lender and the Administrative Agent, replace such Lender by causing such Lender to assign its Commitment and outstanding Loans (with the assignment fee to be paid by the Borrower in such instance) pursuant to Section 11.07(b) to one or more other Lenders or Eligible Assignees procured by the Borrower.  The Borrower shall (y) pay in full all principal, interest, fees and other amounts owing to such Lender through the date of replacement (including any amounts payable pursuant to Section 3.05), and (z) release such Lender from its obligations under the Loan Documents.  Any Lender being replaced shall execute and deliver an Assignment and Assumption with respect to such Lender's Commitment and outstanding Loans and participations in L/C Obligations.

11.17      Governing Law.

(a)           THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

(b)           ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS.  THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.  THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

11.18      Waiver of Right to Trial by Jury.

EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

11.19      Judgment Currency.

If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given.  The obligation of the Loan Parties in respect of any such sum due from them to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency.  If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Loan Parties in the Agreement Currency, the Loan Parties agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss.  If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Loan Parties (or to any other Person who may be entitled thereto under applicable law).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:	AMERON INTERNATIONAL CORPORATION

By: /s/ Gary Wagner
Name: Gary Wagner
Title: Senior Vice President & CFO

By: /s/ Javier Solis
Name: Javier Solis
Title: Senior Vice President & Secretary

GUARANTORS:	ISLAND READY-MIX CONCRETE, INC.

By: /s/ Gary Wagner
Name: Gary Wagner
Title: Vice President & Treasurer

CENTRON INTERNATIONAL INC.

By: /s/ Gary Wagner
Name: Gary Wagner
Title: Vice President & Treasurer

AMERICAN PIPE AND CONSTRUCTION
INTERNATIONAL

By: /s/ Gary Wagner
Name: Gary Wagner
Title: Vice President & Treasurer

CONTRAD

By: /s/ Gary Wagner
Name: Gary Wagner
Title: Vice President & Treasurer

AMERCOAT CORPORATION

By: /s/ Gary Wagner
Name: Gary Wagner
Title: Vice President & Treasurer

BONDSTRAND CORPORATION

By: /s/ Gary Wagner
Name: Gary Wagner
Title: Vice President & Treasurer

PSX CORPORATION

By: /s/ Gary Wagner
Name: Gary Wagner
Title: Vice President & Treasurer

AMERON COMPOSITES INC.

By: /s/ Gary Wagner
Name: Gary Wagner
Title: Vice President & Treasurer

BOLENCO CORPORATION

By: /s/ Gary Wagner
Name: Gary Wagner
Title: Vice President & Treasurer

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as
Administrative Agent

By: /s/ Russell A. McClymont
Name: Russell A. McClymont
Title: Vice President

LENDERS:	BANK OF AMERICA, N.A., as a Lender, L/C Issuer

By: /s/ Russell A. McClymont
Name: Russel A. McClymont
Title: Vice President

BNP PARIBAS, as a Lender

By: /s/ Janice S.H. Ho
Name: Janice S.H. Ho
Title: Director

WELLS FARGO BANK, N.A., as a Lender

By: /s/ Randall J. Repp
Name: Randall J. Repp
Title: Vice President

UNION BANK OF CALIFORNIA, N.A.,
as a Lender

By: /s/ George Plazola
Name: George Plazola
Title: Vice President

COMERICA BANK, as a Lender

By: /s/ Elise Walker
Name: Elise Walker
Title: Asst. Vice President

BANK OF HAWAII, as a Lender

By: /s/ Linda Ho
Name: Linda Ho
Title: Officer

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (the "Amendment") dated as of June 11, 2004, is to that certain Credit Agreement dated as of January 24, 2003 (as amended and modified from time to time, the "Credit Agreement"), by and among AMERON INTERNATIONAL CORPORATION, a Delaware corporation (the "Borrower"), THE SUBSIDIARIES OF THE BORROWER FROM TIME TO TIME PARTIES THERETO AND IDENTIFIED AS "GUARANTORS" ON THE SIGNATURE PAGES HERETO (the "Guarantors"), THE PERSONS FROM TIME TO TIME PARTIES THERETO AND IDENTIFIED AS "LENDERS" ON THE SIGNATURE PAGES HERETO (the "Lenders"), BANK OF AMERICA, N.A., as administrative agent (the "Agent") and BANC OF AMERICA SECURITIES LLC, as sole lead arranger and book manager.

W I T N E S S E T H

WHEREAS, the Lenders have, pursuant to the terms of the Credit Agreement, made available to the Borrower and the Guarantors credit facilities in an aggregate amount of $100,000,000;

WHEREAS, the parties hereto have agreed to amend the Credit Agreement as set forth herein;

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

A.           Definitions.  Unless the context otherwise requires, capitalized terms used but not otherwise defined herein shall have the meanings assigned in the Credit Agreement.

B.   Amendments.

1.           The pricing grid appearing in the definition of "Applicable Rate" in Section 1.01 of the Credit Agreement is hereby replaced with the following pricing grid:

Applicable Rates
Pricing Level	Consolidated Leverage Ratio	Eurodollar Rate Loans	Base Rate Loans	Letter of Credit Fees	Commitment Fee
1	< 1.00 to 1.0	0.875%	0.00%	0.875%	0.200%
2	> 1.00 to 1.0 but < 1.75 to 1.0	1.125%	0.125%	1.125%	0.250%
3	> 1.75 to 1.0 but < 2.50 to 1.0	1.375%	0.375%	1.375%	0.300%
4	> 2.50 to 1.0	1.75%	0.75%	1.75%	0.350%

2.           The definitions of "Consolidated EBITDA", "Default Rate", "Fee Letter" and "Maturity Date" in Section 1.01 of the Credit Agreement are hereby amended to read as follows:

"Consolidated EBITDA" means, for any period, for the Consolidated Parties on a consolidated basis, determined in accordance with GAAP, an amount equal to the sum of, without duplication, (a) Consolidated Net Income plus (b) Consolidated Interest Charges and all amounts treated as expenses for depreciation and the amortization of intangibles of any kind to the extent included in the determination of Consolidated Net Income, plus (c) all tax expense on or measured by income or capital to the extent included in the determination of Consolidated Net Income plus (d) amounts received as cash dividends or other distributions in respect of equity from Affiliates and Unconsolidated Subsidiaries to the extent not included in the determination of Consolidated Net Income minus (e) equity earnings from Affiliates and Unrestricted Subsidiaries to the extent included in the determination of Consolidated Net Income minus (f) gains on the sale or other disposition of assets to the extent included in the determination of Consolidated Net Income plus (g) losses on the sale or other disposition of assets to the extent included in the determination of Consolidated Net Income plus (h) non-cash extraordinary losses and expenses to the extent included in the determination of Consolidated Net Income (provided that to the extent such non-cash losses and expenses represent an accrual or reserve for future cash disbursements, the future cash disbursements shall be deducted in the periods in which they are made) minus (i) non-cash extraordinary gains and income to the extent included in the determination of Consolidated Net Income plus (j)  upon termination and/or payout of the Borrower's Executive Deferral Plan and Supplemental Executive Retirement Plan, one-time charges in an aggregate amount not to exceed $18,000,000 in respect of the nonrecurring acceleration of benefit costs that would otherwise be recognized in future years with respect to such plans in an aggregate amount not to exceed $27,000,000.

"Default Rate" means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate and any Mandatory Cost) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

"Fee Letter" means the letter agreement, dated April 21, 2004, among the Borrower, the Administrative Agent and the Arranger.

"Maturity Date" means June 11, 2008.

3.           A new definition of "Mandatory Cost" is hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:

 "Mandatory Cost" means, with respect to any period, the percentage rate per annum determined in accordance with Exhibit 1.01.

4.           Section 2.07(a) of the Credit Agreement is hereby amended to read as follows:

(a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate plus (in the case of a Eurodollar Rate Loan of any Lender which is lent from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

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5.           Section 3.04(a) of the Credit Agreement is hereby amended to read as follows:

(a)           If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, (iii) reserve requirements contemplated by Section 3.04(c), and (iv) the requirements of the Bank of England and the Financial Services Authority or the European Central Bank reflected in the Mandatory Cost, other than as set forth below)) or the Mandatory Cost, as calculated hereunder, does not represent the cost to such Lender of complying with the requirements of the Bank of England and/or the Financial Services Authority or the European Central Bank in relation to its making, funding or maintaining of Eurocurrency Rate Loans, then if such Lender generally is assessing such amounts to its borrowers that are similarly situated with the Borrower, from time to time upon demand of such Lender, accompanied by a certificate described in Section 3.06(a) (with a copy of such demand and certificate to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction or, if applicable, the portion of such cost that is not represented by the Mandatory Cost.  If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 3.04(a), then such Lender will agree to take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid or mitigate any requirement for compensation under this Section 3.04(a).

6.           A new Section 7.03(g) is hereby added to the Credit Agreement to read as follows:

(g)           Promptly notify the Administrative Agent and each Lender upon termination and/or payout of either or the Borrower's Executive Deferral Plan and Supplemental Executive Retirement Plan, in each case in existence as of June 11, 2004.

7.           A new paragraph is added to Section 7.14 of the Credit Agreement to read as follows:

On or before the date that is fifty days (or such later date as the Administrative Agent may determine in its reasonable discretion) after the date following the termination and/or payout of either of the Borrower's Executive Deferral Plan and Supplemental Executive Retirement Plan, in each case in existence as of June 11, 2004 without a corresponding surrender for cash of the life insurance policies that would otherwise be available to pay benefits under such plans, the Loan Parties shall deliver to the Collateral Agent pledges or assignments of their interest in such life insurance policies.  All such documents shall be in form and substance reasonably satisfactory to the Administrative Agent.

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8.           Section 8.11(b) of the Credit Agreement is hereby amended to read as follows:

(b)           Consolidated Tangible Net Worth.  Permit Consolidated Tangible Net Worth as of the end of any fiscal quarter of the Borrower to be less than the sum of $195,000,000, increased on a cumulative basis as of the end of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending May 31, 2004 by an amount equal to the sum of (i) 50% of Consolidated Net Income (to the extent positive) for each such fiscal quarter and (ii) 75% of net cash proceeds from Equity Issuances occurring subsequent to February 28, 2004.

9.           A new Section 11.20 is hereby added to the Credit Agreement to read as follows:

11.20  USA PATRIOT Act Notice.

Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

10.           A new Exhibit 1.01 in the form of Exhibit 1.01 hereto is hereby added to the Credit Agreement.

C.           Conditions Precedent. This Amendment shall be and become effective as of June 11, 2004 (the "Effective Date") when all of the conditions set forth in this paragraph C shall have been satisfied.

1.           Execution of Counterparts of Amendment.  The Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of each of the Borrower, the Guarantors, the Agent and the Lenders.

2.           Corporate Resolutions / Good Standing Certificates / Opinion of Counsel.  The Agent shall have received (i) copies of resolutions of the Boards of Directors of the Borrower and each Guarantor approving and adopting the Amendment and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of the Borrower or such Guarantor to be true and correct and in force and effect as of the date hereof, (ii) good standing certificates for the each of the Borrower and the Guarantors issued as of a recent date by the Secretary of State of the jurisdiction of its organization and (iii) a legal opinion of counsel for the Borrower and the Guarantors, dated as of the Effective Date, in form and substance satisfactory to the Agent.

3.           Upfront Fees; Etc.  The Borrower shall have paid (a) to each Lender such upfront fee as agreed among such Lender, the Borrower and the Agent and (b) to each of the Agent, the Arranger and the L/C Issuer, all amounts due and payable to such Persons on the Effective Date in accordance with the terms and conditions of the Fee Letter.

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4.           No Material Adverse Effect.  Since November 30, 2003, there shall have been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

5.           Availability.  After giving effect to the Credit Extensions, if any, made on the Effective Date, the Aggregate Revolving Commitments shall exceed the Total Revolving Outstandings by at least $25,000,000.

6.           Note Purchase Agreement Amendments.  The Agent shall have received duly executed copies of amendments to the 1996 Note Purchase Agreement (as defined in the Intercreditor Agreement) and the 2003 Note Purchase Agreement (as defined in the Intercreditor Agreement), in each case, in form and substance reasonably satisfactory to the Agent.

D.           Expenses.  The Borrower agrees to pay all reasonable costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Agent's legal counsel.

E.           Effect.  Except as expressly modified and amended in this Amendment, all of the terms, provisions and conditions of the Credit Agreement are and shall remain in full force and effect and are incorporated herein by reference, and the obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.  Any and all other documents heretofore, now or hereafter executed and delivered pursuant to the terms of the Credit Agreement are hereby amended so that any reference to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

F.            Representations and Warranties.  The Borrower and each Guarantor represents and warrants to the Lenders that (i) the representations and warranties set forth in Article VI of the Credit Agreement are true and correct in all material respects on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, (ii) no Default exists and (iii) none of the Borrower or any Guarantor has any counterclaims, offsets, credits or defenses to the Loan Documents and the performance of their respective obligations thereunder, or if the Borrower or any Guarantor has any such claims, counterclaims, offsets, credits or defenses to the Loan Documents or any transaction related to the Loan Documents, the same are hereby waived, relinquished and released in consideration of the Lenders' execution and delivery of this Amendment.

G.           Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  It shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

H.           Governing Law.   This Amendment and the Credit Agreement, shall be governed by and construed in accordance with, the laws of the State of New York.

I.            Successors and Assigns.   This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

J.           Authorization; Enforceability.  The Borrower and each Guarantor hereby represent and warrant as follows:

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1.           The Borrower and each Guarantor have taken all necessary action to authorize the execution, delivery and performance of this Amendment.

2.           This Amendment has been duly executed and delivered by the Borrower and each Guarantor, and this Amendment and the Credit Agreement (as amended hereby) constitute the Borrower's and the Guarantors' legal, valid and binding obligations, enforceable in accordance with their terms, except as such enforceability may be subject to (a) Debtor Relief Laws and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

3.           No consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by the Borrower or any Guarantor of this Amendment.

K.           Entire Agreement.  This Amendment together with the other Loan Documents represent the entire agreement of the parties and supersedes all prior agreements and understandings, oral or written if any, relating to the Loan Documents or the transactions contemplated herein and therein.

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed under seal and delivered as of the date and year first above written.

BORROWER:	AMERON INTERNATIONAL CORPORATION

By: /s/ Gary Wagner
Name: Gary Wagner
Title: Senior Vice President & CFO

By: /s/ Javier Solis
Name: Javier Solis
Title: Senior Vice President & Secretary

GUARANTORS:	ISLAND READY-MIX CONCRETE, INC.

By: /s/ Gary Wagner
Name: Gary Wagner
Title: Vice President & Treasurer

CENTRON INTERNATIONAL INC.

By: /s/ Gary Wagner
Name: Gary Wagner
Title: Vice President & Treasurer

AMERICAN PIPE AND CONSTRUCTION
INTERNATIONAL

By: /s/ Gary Wagner
Name: Gary Wagner
Title: Vice President & Treasurer

CONTRAD

By: /s/ Gary Wagner
Name: Gary Wagner
Title: Vice President & Treasurer

AMERCOAT CORPORATION

By: /s/ Gary Wagner
Name: Gary Wagner
Title: Vice President & Treasurer

BONDSTRAND CORPORATION

By: /s/ Gary Wagner
Name: Gary Wagner
Title: Vice President & Treasurer

PSX CORPORATION

By: /s/ Gary Wagner
Name: Gary Wagner
Title: Vice President & Treasurer

AMERON COMPOSITES INC.

By: /s/ Gary Wagner
Name: Gary Wagner
Title: Vice President & Treasurer

BOLENCO CORPORATION

By: /s/ Gary Wagner
Name: Gary Wagner
Title: Vice President & Treasurer

WR CORPORATION

By: /s/ Gary Wagner
Name: Gary Wagner
Title: Vice President & Treasurer

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as
Administrative Agent

By: /s/ Russell A. McClymont
Name: Russell A. McClymont
Title: Vice President

LENDERS:	BANK OF AMERICA, N.A., as a Lender and L/C Issuer

By: /s/ Russell A. McClymont
Name: Russell A. McClymont
Title: Vice President

BNP PARIBAS, as a Lender

By: /s/ Janice S.H. Ho
Name: Janice S.H. Ho
Title: Director

WELLS FARGO BANK, N.A., as a Lender

By: /s/ Perry Moreth
Name: Perry Moreth
Title: Vice President

UNION BANK OF CALIFORNIA, N.A.,
as a Lender

By: /s/ George Plazola
Name: George Plazola
Title: Vice President

COMERICA BANK, as a Lender

By: /s/ Elise Walker
Name: Elise Walker
Title: Vice President

BANK OF HAWAII, as a Lender

By: /s/ John P. McKenna
Name: John P. McKenna
Title: Vice President

Exhibit 1.01

MANDATORY COST FORMULAE

1.                 The Mandatory Cost (to the extent applicable) is an addition to the interest rate to compensate Lenders for the cost of compliance with:

(a)  the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions); or

(b)  the requirements of the European Central Bank.

2.                 On the first day of each Interest Period (or as soon as practicable thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") for each Lender, in accordance with the paragraphs set out below.  The Mandatory Cost will be calculated by the Administrative Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.  The Administrative Agent will, at the request of the Borrower or any Lender, deliver to the Borrower or such Lender as the case may be, a statement setting forth the calculation of any Mandatory Cost.

3.                 The Additional Cost Rate for any Lender lending from a Lending Office in a Participating Member State will be the percentage notified by that Lender to the Administrative Agent.  This percentage will be certified by such Lender in its notice to the Administrative Agent as the cost (expressed as a percentage of such Lender's participation in all Loans made from such Lending Office) of complying with the minimum reserve requirements of the European Central Bank in respect of Loans made from that Lending Office.

4.                 The Additional Cost Rate for any Lender lending from a Lending Office in the United Kingdom will be calculated by the Administrative Agent as follows:

(a)  in relation to any Loan in Sterling:

AB+C(B-D)+E x 0.01	per cent per annum
100 - (A+C)

(b)  in relation to any Loan in any currency other than Sterling:

E x 0.01	per cent per annum
300

Where:

"A"
is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

"B"
is the percentage rate of interest (excluding the Applicable Rate, the Mandatory Cost and any interest charged on overdue amounts pursuant to the first sentence of Section 2.07(b) and, in the case of interest (other than on overdue amounts) charged at the Default Rate, without counting any increase in interest rate effected by the charging of the Default Rate) payable for the relevant Interest Period of such Loan.

"C"	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

"D"	is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.

"E"
is designed to compensate Lenders for amounts payable under the Fees Regulations and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the Lenders to the Administrative Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.                 For the purposes of this Schedule:

"Eligible Liabilities" and "Special Deposits" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

"Fees Regulations" means the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

"Fee Tariffs" means the fee tariffs specified in the Fees Regulations under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Regulations but taking into account any applicable discount rate); and

"Tariff Base" has the meaning given to it in, and will be calculated in accordance with, the Fees Regulations.

6.                 In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5% will be included in the formula as 5 and not as 0.05).  A negative result obtained by subtracting D from B shall be taken as zero.  The resulting figures shall be rounded to four decimal places.

7.                 If requested by the Administrative Agent or the Borrower, each Lender with a Lending Office in the United Kingdom or a Participating Member State shall, as soon as practicable after publication by the Financial Services Authority, supply to the Administrative Agent and the Borrower, the rate of charge payable by such Lender to the Financial Services Authority pursuant to the Fees Regulations in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by such Lender as being the average of the Fee Tariffs applicable to such Lender for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of such Lender.

8.                 Each Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Additional Cost Rate.  In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a Lender:

(a)           its jurisdiction of incorporation and the jurisdiction of the Lending Office out of which it is making available its participation in the relevant Loan; and

(b)           any other information that the Administrative Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Administrative Agent in writing of any change to the information provided by it pursuant to this paragraph.

9.                 The percentages or rates of charge of each Lender for the purpose of A, C and E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Administrative Agent to the contrary, each Lender's obligations in relation to cash ratio deposits, Special Deposits and the Fees Regulations are the same as those of a typical bank from its jurisdiction of incorporation with a Lending Office in the same jurisdiction as such Lender's Lending Office.

10.               The Administrative Agent shall have no liability to any Person if such determination results in an Additional Cost Rate which over- or under-compensates any Lender and shall be entitled to assume that the information provided by any Lender pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.               The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender pursuant to paragraphs 3, 7 and 8 above.

12.               Any determination by the Administrative Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

13.               The Administrative Agent may from time to time, after consultation with the Borrower and the Lenders, determine and notify to all parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (the "Amendment") dated as of November 25, 2005, is to that certain Credit Agreement dated as of January 24, 2003 (as amended and modified from time to time, the "Credit Agreement"), by and among AMERON INTERNATIONAL CORPORATION, a Delaware corporation (the "Borrower"), THE SUBSIDIARIES OF THE BORROWER FROM TIME TO TIME PARTIES THERETO AND IDENTIFIED AS "GUARANTORS" ON THE SIGNATURE PAGES HERETO (the "Guarantors"), THE PERSONS FROM TIME TO TIME PARTIES THERETO AND IDENTIFIED AS "LENDERS" ON THE SIGNATURE PAGES HERETO (the "Lenders"), BANK OF AMERICA, N.A., as administrative agent (the "Agent") and BANC OF AMERICA SECURITIES LLC, as sole lead arranger and book manager.

W I T N E S S E T H

WHEREAS, the Lenders have, pursuant to the terms of the Credit Agreement, made available to the Borrower and the Guarantors credit facilities in an aggregate amount of $100,000,000;

WHEREAS, the parties hereto have agreed to amend the Credit Agreement as set forth herein;

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

A.           Definitions.  Unless the context otherwise requires, capitalized terms used but not otherwise defined herein shall have the meanings assigned in the Credit Agreement.

B.           Amendments.

1.           The pricing grid appearing in the definition of "Applicable Rate" in Section 1.01 of the Credit Agreement is hereby replaced with the following pricing grid:

Applicable Rates
Pricing Level	Consolidated Leverage Ratio	Eurodollar Rate Loans	Base Rate Loans	Letter of Credit Fees	Commitment Fee
1	< 1.00 to 1.0	0.750%	0.000%	0.750%	0.15%
2	> 1.00 to 1.0 but < 1.75 to 1.0	1.000%	0.000%	1.000%	0.20%
3	> 1.75 to 1.0 but < 2.50 to 1.0	1.250%	0.250%	1.250%	0.25%
4	> 2.50 to 1.0	1.625%	0.625%	1.625%	0.30%

2.           The following definitions appearing in Section 1.01 of the Credit Agreement are hereby amended to read as follows:

"Intercreditor Agreement" means that certain Amended and Restated Collateral Agency and Intercreditor Agreement dated as of the Second Amendment Effective Date among the Lenders, the Senior Noteholders, the Administrative Agent and the Collateral Agent, as amended, modified, restated or supplemented from time to time.

"Maturity Date" means September 30, 2010.

"Senior Note Agreements" means (a) the 1996 Note Purchase Agreement, (b) the 2003 Note Purchase Agreement and (c) the 2005 Note Purchase Agreement.

"Senior Notes" means (a) the 7.92% notes due September 1, 2006 issued by the Borrower in favor of the applicable Senior Noteholders pursuant to the 1996 Note Purchase Agreement, (b) the 5.36% notes due November 30, 2009 issued by the Borrower in favor of the applicable Senior Noteholders pursuant to the 2003 Note Purchase Agreement and (c) the 4.245% notes due November 25, 2012 issued by Ameron (Pte) Ltd. in favor of the applicable Senior Noteholders pursuant to the 2005 Note Purchase Agreement, in each case, as such Senior Notes may be amended, modified, restated or supplemented and in effect from time to time in accordance with the terms hereof.

3.           The last sentence of the definition of "Unrestricted Subsidiary" appearing in Section 1.01 of the Credit Agreement is herby amended to read as follows:

No Subsidiary may be designated as an Unrestricted Subsidiary hereunder unless such Subsidiary is also designated as an "Unrestricted Subsidiary" for purposes of the (a) 1996 Note Purchase Agreement, (b) the 2003 Note Purchase Agreement and (c) the 2005 Note Purchase Agreement.

4.           The following new definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:

"2005 Note Purchase Agreement" means that certain Note Purchase Agreement dated November 25, 2005 among Ameron (Pte) Ltd. and the applicable Senior Noteholders, as the same may be amended, modified, restated or supplemented and in effect from time to time in accordance with the terms hereof.

"Second Amendment Effective Date" means November 25, 2005.

5.           Sections 8.03(c) and 8.03(g) of the Credit Agreement are hereby amended to read as follows:

(c)           intercompany Indebtedness arising from loans, advances and Guaranty Obligations permitted under Section 8.02;

*******

(g)           Indebtedness arising under the 2003 Note Purchase Agreement, the 2005 Note Purchase Agreement and the respective Senior Notes issued thereunder;

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6.           Clause (2) appearing in Section 8.09 of the Credit Agreement is hereby amended to read as follows:

(2) the Senior Note Agreements and the Senior Notes, in each case as in effect as of the Second Amendment Effective Date,

7.           Section 8.11(d) of the Credit Agreement is hereby amended to read as follows:

(d)           Consolidated Fixed Charge Coverage Ratio.  Permit the Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than the ratio set forth below opposite such fiscal quarter:

Calendar year/ fiscal quarter end	February 28	May 31	August 31	November 30
2005	1.50 to 1.0	1.50 to 1.0	1.50 to 1.0	1.25 to 1.0
2006	1.25 to 1.0	1.25 to 1.0	1.25 to 1.0	1.35 to 1.0
2007	1.35 to 1.0	1.35 to 1.0	1.35 to 1.0	1.50 to 1.0
thereafter	1.50 to 1.0

C.           Amendments to Intercreditor and Collateral Documents.  The Lenders hereby authorize the Administrative Agent and the Collateral Agent, as appropriate, to enter into such amendments to the Collateral Documents as the Collateral Agent may reasonably determine for purposes of causing the Collateral pledged pursuant thereto to secure the Senior Notes under the 2005 Note Purchase Agreement.

D.           Conditions Precedent. This Amendment shall be and become effective as of the Second Amendment Effective Date when all of the conditions set forth in this paragraph D shall have been satisfied.

1.           Execution of Counterparts of Amendment.  The Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of each of the Borrower, the Guarantors, the Agent and the Lenders.

2.           Corporate Resolutions / Good Standing Certificates / Opinion of Counsel.  The Agent shall have received (a) copies of resolutions of the Boards of Directors of the Borrower and each Guarantor approving and adopting the Amendment and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of the Borrower or such Guarantor to be true and correct and in force and effect as of the date hereof, (b) good standing certificates for the each of the Borrower and the Guarantors issued as of a recent date by the Secretary of State of the jurisdiction of its organization and (c) a legal opinion of counsel for the Borrower and the Guarantors, dated as of the Second Amendment Effective Date, in form and substance satisfactory to the Agent.

3.           Intercreditor Agreement/Collateral Documents.  The Agent shall have received (a) counterparts of the Intercreditor Agreement which collectively shall have been duly executed on behalf of each of the Borrower, the Guarantors, the Agent, the Collateral Agent, the Lenders and the Senior Noteholders, (b) amendments to the Security Agreement and the Mortgages, which collectively shall have been duly executed on behalf of each Loan Party party thereto and the Collateral Agent and (c) appropriate endorsements to the Mortgage Policies in form and substance reasonably satisfactory to the Agent.

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4.           Senior Note Agreements.  The Agent shall have received copies, certified by a Responsible Officer of the Borrower as true and complete, of the 2005 Note Purchase Agreement and any amendments to the 1996 Note Purchase Agreement and 2003 Note Purchase Agreement, each as originally executed and delivered, together with all exhibits and schedules thereto.

5.           Amendment Fees.  The Borrower shall have paid (a) to the Agent, for the account of each Lender, an amendment fee equal to 0.075% of such Lender's Revolving Commitment and (b) to the Agent and the Arranger, all fees due and payable to such Persons on the Second Amendment Effective Date.

6.           No Material Adverse Effect.  Since November 30, 2004, there shall have been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

E.           Expenses.  The Borrower agrees to pay all reasonable costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Agent's legal counsel.

F.           Effect.  Except as expressly modified and amended in this Amendment, all of the terms, provisions and conditions of the Credit Agreement are and shall remain in full force and effect and are incorporated herein by reference, and the obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.  Any and all other documents heretofore, now or hereafter executed and delivered pursuant to the terms of the Credit Agreement are hereby amended so that any reference to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

G.            Representations and Warranties.  The Borrower and each Guarantor represents and warrants to the Lenders that (i) the representations and warranties set forth in Article VI of the Credit Agreement are true and correct in all material respects on and as of the Second Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, (ii) no Default exists and (iii) none of the Borrower or any Guarantor has any counterclaims, offsets, credits or defenses to the Loan Documents and the performance of their respective obligations thereunder, or if the Borrower or any Guarantor has any such claims, counterclaims, offsets, credits or defenses to the Loan Documents or any transaction related to the Loan Documents, the same are hereby waived, relinquished and released in consideration of the Lenders' execution and delivery of this Amendment.

H.           Counterparts.  This Amendment may be executed in any number of counterparts (including facsimile or secure electronic format (.pdf) signatures), each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  It shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

I.            Governing Law.   This Amendment and the Credit Agreement, shall be governed by and construed in accordance with, the laws of the State of New York.

J.           Successors and Assigns.   This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

K.           Authorization; Enforceability.  The Borrower and each Guarantor hereby represent and warrant as follows:

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1.           The Borrower and each Guarantor have taken all necessary action to authorize the execution, delivery and performance of this Amendment.

2.           This Amendment has been duly executed and delivered by the Borrower and each Guarantor, and this Amendment and the Credit Agreement (as amended hereby) constitute the Borrower's and the Guarantors' legal, valid and binding obligations, enforceable in accordance with their terms, except as such enforceability may be subject to (a) Debtor Relief Laws and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

3.           No consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by the Borrower or any Guarantor of this Amendment.

L.           Entire Agreement.  This Amendment together with the other Loan Documents represent the entire agreement of the parties and supersedes all prior agreements and understandings, oral or written if any, relating to the Loan Documents or the transactions contemplated herein and therein.

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed under seal and delivered as of the date and year first above written.

BORROWER:	AMERON INTERNATIONAL CORPORATION

By: /s/ James R. McLaughlin
Name: James R. McLaughlin
Title: Sr. Vice President & CFO

By: /s/ Javier Solis
Name: Javier Solis
Title: Secretary

GUARANTORS:	ISLAND READY-MIX CONCRETE, INC.

By: /s/ Gary Wagner
Name: Gary Wagner
Title: Vice President & Treasurer

CENTRON INTERNATIONAL INC.

By: /s/ Gary Wagner
Name: Gary Wagner
Title: Vice President & Treasurer

AMERICAN PIPE AND CONSTRUCTION
INTERNATIONAL

By: /s/ Gary Wagner
Name: Gary Wagner
Title: Vice President & Treasurer

CONTRAD

By: /s/ Gary Wagner
Name: Gary Wagner
Title: Vice President & Treasurer

6

AMERCOAT CORPORATION

By: /s/ Gary Wagner
Name: Gary Wagner
Title: Vice President & Treasurer

BONDSTRAND CORPORATION

By: /s/ Gary Wagner
Name: Gary Wagner
Title: Vice President & Treasurer

PSX CORPORATION

By: /s/ Gary Wagner
Name: Gary Wagner
Title: Vice President & Treasurer

AMERON COMPOSITES INC.

By: /s/ Gary Wagner
Name: Gary Wagner
Title: Vice President & Treasurer

BOLENCO CORPORATION

By: /s/ Gary Wagner
Name: Gary Wagner
Title: Vice President & Treasurer

7

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as
Administrative Agent

By: /s/ Tiffany Shin
Name: Tiffany Shin
Title: Asst. Vice President

LENDERS:	BANK OF AMERICA, N.A.

By: /s/ Robert W. Troutman
Name: Robert W. Troutman
Title: Managing Director

BNP PARIBAS

By: /s/ Janice S. Ho
Name: Janice S. Ho
Title: Director

WELLS FARGO BANK, N.A.

By: /s/ Charles C. Warner
Name: Charles C. Warner
Title: Vice President

UNION BANK OF CALIFORNIA, N.A.

By: /s/ George Plazola
Name: George Plazola
Title: Vice President

COMERICA BANK

By: /s/ Elise Walker
Name: Elise Walker
Title: Vice President

BANK OF HAWAII

By: /s/ Linda R. Ho
Name: Linda R. Ho
Title: Asst. Vice President

8

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (the "Amendment") dated as of January 24, 2007, is to that certain Credit Agreement dated as of January 24, 2003 (as amended and modified from time to time, the "Credit Agreement"), by and among AMERON INTERNATIONAL CORPORATION, a Delaware corporation (the "Borrower"), THE SUBSIDIARIES OF THE BORROWER FROM TIME TO TIME PARTIES THERETO AND IDENTIFIED AS "GUARANTORS" ON THE SIGNATURE PAGES HERETO (the "Guarantors"), THE PERSONS FROM TIME TO TIME PARTIES THERETO AND IDENTIFIED AS "LENDERS" ON THE SIGNATURE PAGES HERETO (the "Lenders"), BANK OF AMERICA, N.A., as administrative agent (the "Agent") and BANC OF AMERICA SECURITIES LLC, as sole lead arranger and book manager.

W I T N E S S E T H

WHEREAS, the Lenders have, pursuant to the terms of the Credit Agreement, made available to the Borrower and the Guarantors credit facilities in an aggregate amount of $100,000,000;

WHEREAS, the parties hereto have agreed to amend the Credit Agreement as set forth herein;

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

A.           Definitions.  Unless the context otherwise requires, capitalized terms used but not otherwise defined herein shall have the meanings assigned in the Credit Agreement.

B.           Amendments.

1.           The definition of "Excluded Disposition" appearing in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

"Excluded Disposition" means, with respect to any Consolidated Party, any Disposition consisting of (i) the sale, lease, license, transfer or other disposition of inventory in the ordinary course of such Consolidated Party's business, (ii) the sale, lease, license, transfer or other disposition of machinery and equipment no longer used or useful in the conduct of such Consolidated Party's business, (iii) any sale, lease, license, transfer or other disposition of Property by such Consolidated Party to any Loan Party, provided that the Loan Parties shall cause to be executed and delivered such documents, instruments and certificates as the Administrative Agent may request so as to cause the Loan Parties to be in compliance with the terms of Section 7.13 after giving effect to such transaction, (iv) any Involuntary Disposition by such Consolidated Party, (v) any Disposition by such Consolidated Party constituting a Permitted Investment, (vi) if such Consolidated Party is not a Loan Party, any sale, lease, license, transfer or other disposition of Property by such Consolidated Party to any Consolidated Party that is not a Loan Party, (vii) licenses of intellectual property in the ordinary course of business, (viii) the contribution of life insurance policies to rabbi trusts established in connection with executive compensation plans so long as the cost of the insurance policies so contributed does not exceed $3,000,000 during any fiscal year and (ix) the transfer by the Borrower of all of the Capital Stock of Ameron (Pte) Ltd. to Ameron Singapore Brazil Holdings Pte. Ltd., a Wholly Owned Subsidiary of the Borrower.

2.           Section 8.02(d) of the Credit Agreement is hereby amended to read as follows:

(d)           (i) Investments in any Person that is a Loan Party prior to giving effect to such Investment, (ii) Investments made in connection with the formation of (but not the Acquisition of) a new Guarantor, so long as the Loan Parties have complied with Sections 7.12 and 7.13, (iii) Investments made by any Restricted Subsidiary that is not a Loan Party in any other Restricted Subsidiary that is not a Loan Party and (iv) the contribution by the Borrower of the Capital Stock of Ameron (Pte) Ltd. to Ameron Singapore Brazil Holdings Pte. Ltd.

3.           Section 8.06(a) of the Credit Agreement is hereby amended to read as follows:

(a)           each Restricted Subsidiary may make Restricted Payments to the Loan Parties and any other Person that owns the Capital Stock of such Restricted Subsidiary, ratably according to their respective holdings of the type of Capital Stock in respect of which such Restricted Payment is being made;

C.           Other Agreements.  Within ninety (90) days of the effective date of this Amendment (or such later date as the Agent shall determine in its reasonable discretion), the Loan Parties shall deliver to the Collateral Agent a pledge agreement (or similar document) with respect to 65% of the Capital Stock of Ameron Singapore Brazil Holdings Pte. Ltd. governed by the laws of the Singapore, together with a legal opinion of Singapore counsel for the Borrower, each in form and substance reasonably satisfactory to the Agent.

D.           Conditions Precedent. This Amendment shall be and become effective as of the date hereof when all of the conditions set forth in this paragraph D shall have been satisfied.

1.           Execution of Counterparts of Amendment.  The Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of each of the Borrower, the Guarantors, the Agent and the Required Lenders.

2.           Note Purchase Agreement Amendments.  The Agent shall have received duly executed copies of amendments to the 2003 Note Purchase Agreement and the 2005 Note Purchase Agreement, in each case, in form and substance reasonably satisfactory to the Agent.

E.           Expenses.  The Borrower agrees to pay all reasonable costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Agent's legal counsel.

F.           Effect.  Except as expressly modified and amended in this Amendment, all of the terms, provisions and conditions of the Credit Agreement are and shall remain in full force and effect and are incorporated herein by reference, and the obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.  Any and all other documents heretofore, now or hereafter executed and delivered pursuant to the terms of the Credit Agreement are hereby amended so that any reference to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.b

2

G.            Representations and Warranties.  The Borrower and each Guarantor represents and warrants to the Lenders that (i) the representations and warranties set forth in Article VI of the Credit Agreement are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, (ii) no Default exists and (iii) none of the Borrower or any Guarantor has any counterclaims, offsets, credits or defenses to the Loan Documents and the performance of their respective obligations thereunder, or if the Borrower or any Guarantor has any such claims, counterclaims, offsets, credits or defenses to the Loan Documents or any transaction related to the Loan Documents, the same are hereby waived, relinquished and released in consideration of the Lenders' execution and delivery of this Amendment.

H.           Counterparts.  This Amendment may be executed in any number of counterparts (including facsimile or secure electronic format (.pdf) signatures), each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  It shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

I.            Governing Law.   This Amendment and the Credit Agreement, shall be governed by and construed in accordance with, the laws of the State of New York.

J.           Successors and Assigns.   This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

K.           Authorization; Enforceability.  The Borrower and each Guarantor hereby represent and warrant as follows:

1.           The Borrower and each Guarantor have taken all necessary action to authorize the execution, delivery and performance of this Amendment.

2.           This Amendment has been duly executed and delivered by the Borrower and each Guarantor, and this Amendment and the Credit Agreement (as amended hereby) constitute the Borrower's and the Guarantors' legal, valid and binding obligations, enforceable in accordance with their terms, except as such enforceability may be subject to (a) Debtor Relief Laws and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

3.           No consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by the Borrower or any Guarantor of this Amendment.

L.           Entire Agreement.  This Amendment together with the other Loan Documents represent the entire agreement of the parties and supersedes all prior agreements and understandings, oral or written if any, relating to the Loan Documents or the transactions contemplated herein and therein.

3

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed under seal and delivered as of the date and year first above written.

BORROWER:	AMERON INTERNATIONAL CORPORATION

By: /s/ James R. McLaughlin
Name: James R. McLaughlin
Title: Sr. Vice President & CFO

By: /s/ Gary Wagner
Name: Gary Wagner
Title: EVP & Chief Operating Officer

GUARANTORS:	ISLAND READY-MIX CONCRETE, INC.

By: /s/ Gary Wagner
Name: Gary Wagner
Title: Vice President & Treasurer

CENTRON INTERNATIONAL INC.

By: /s/ Gary Wagner
Name: Gary Wagner
Title: Vice President & Treasurer

AMERICAN PIPE AND CONSTRUCTION
INTERNATIONAL

By: /s/ Gary Wagner
Name: Gary Wagner
Title: Vice President & Treasurer

CONTRAD

By: /s/ Gary Wagner
Name: Gary Wagner
Title: Vice President & Treasurer

AMERCOAT CORPORATION

By: /s/ Gary Wagner
Name: Gary Wagner
Title: Vice President & Treasurer

BONDSTRAND CORPORATION

By: /s/ Gary Wagner
Name: Gary Wagner
Title: Vice President & Treasurer

PSX CORPORATION

By: /s/ Gary Wagner
Name: Gary Wagner
Title: Vice President & Treasurer

AMERON COMPOSITES INC.

By: /s/ Gary Wagner
Name: Gary Wagner
Title: Vice President & Treasurer

BOLENCO CORPORATION

By: /s/ Gary Wagner
Name: Gary Wagner
Title: Vice President & Treasurer

AGENT:	BANK OF AMERICA, N.A., as
Agent

By: /s/ Brenda H. Little
Name: Brenda H. Little
Title: Asst. Vice President

LENDERS:	BANK OF AMERICA, N.A.

By: /s/ Robert W. Troutman
Name: Robert W. Troutman
Title: Managing Director

BNP PARIBAS

By: /s/ Janice S.H. Ho
Name: Janice S.H. Ho
Title: Managing Director

By: /s/ Charles C. Jou
Name: Charles C. Jou
Title: Vice President

WELLS FARGO BANK, N.A.

By: /s/ Jay Hong
Name: Jay Hong
Title: Vice President

UNION BANK OF CALIFORNIA, N.A.

By: /s/ Peter Thompson
Name: Peter Thompson
Title: Vice President

COMERICA BANK

By: /s/ Elise M. Walker
Name: Elise M. Walker
Title: Vice President

BANK OF HAWAII

By: /s/ John P. McKenna
Name: John P. McKenna
Title: Vice President

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (the "Amendment") dated as of August 26, 2007, is to that certain Credit Agreement dated as of January 24, 2003 (as amended and modified from time to time, the "Credit Agreement"), by and among AMERON INTERNATIONAL CORPORATION, a Delaware corporation (the "Borrower"), the subsidiaries of the Borrower from time to time parties thereto and identified as "Guarantors" on the signature pages hereto (the "Guarantors"), the persons from time to time parties thereto and identified as "Lenders" on the signature pages hereto (the "Lenders"), BANK OF AMERICA, N.A., as administrative agent (the "Agent") and BANC OF AMERICA SECURITIES LLC, as sole lead arranger and book manager.

W I T N E S S E T H

WHEREAS, the Lenders have, pursuant to the terms of the Credit Agreement, made available to the Borrower and the Guarantors credit facilities in an aggregate amount of $100,000,000;

WHEREAS, the parties hereto have agreed to amend the Credit Agreement as set forth herein;

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

A.           Definitions.  Unless the context otherwise requires, capitalized terms used but not otherwise defined herein shall have the meanings assigned in the Credit Agreement.

B.           Amendment.

1.           Section 8.12 of the Credit Agreement is amended by replacing "$30,000,000" with "$50,000,000" in such section.

C.           Conditions Precedent.  This Amendment shall be and become effective as of the date hereof upon Agent's receipt of counterparts of this Amendment, which collectively shall have been duly executed on behalf of each of the Borrower, the Guarantors, the Agent and the Required Lenders.

D.           Expenses.  The Borrower agrees to pay all reasonable costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Agent's legal counsel.

E.           Effect.  Except as expressly modified and amended in this Amendment, all of the terms, provisions and conditions of the Credit Agreement are and shall remain in full force and effect and are incorporated herein by reference, and the obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.  Any and all other documents heretofore, now or hereafter executed and delivered pursuant to the terms of the Credit Agreement are hereby amended so that any reference to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

F.            Representations and Warranties.  The Borrower and each Guarantor represents and warrants to the Lenders that (i) the representations and warranties set forth in Article VI of the Credit Agreement are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, (ii) no Default exists and (iii) none of the Borrower or any Guarantor has any counterclaims, offsets, credits or defenses to the Loan Documents and the performance of their respective obligations thereunder, or if the Borrower or any Guarantor has any such claims, counterclaims, offsets, credits or defenses to the Loan Documents or any transaction related to the Loan Documents, the same are hereby waived, relinquished and released in consideration of the Lenders' execution and delivery of this Amendment.

G.           Counterparts.  This Amendment may be executed in any number of counterparts (including facsimile or secure electronic format (.pdf) signatures), each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  It shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

H.           Governing Law.   This Amendment and the Credit Agreement, shall be governed by and construed in accordance with, the laws of the State of New York.

I.            Successors and Assigns.   This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

J.           Authorization; Enforceability.  The Borrower and each Guarantor hereby represent and warrant as follows:

1.           The Borrower and each Guarantor have taken all necessary action to authorize the execution, delivery and performance of this Amendment.

2.           This Amendment has been duly executed and delivered by the Borrower and each Guarantor, and this Amendment and the Credit Agreement (as amended hereby) constitute the Borrower's and the Guarantors' legal, valid and binding obligations, enforceable in accordance with their terms, except as such enforceability may be subject to (a) Debtor Relief Laws and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

3.           No consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party (including, without limitation, the holders of the Senior Notes) is required in connection with the execution, delivery or performance by the Borrower or any Guarantor of this Amendment.

K.           Entire Agreement.  This Amendment together with the other Loan Documents represent the entire agreement of the parties and supersedes all prior agreements and understandings, oral or written if any, relating to the Loan Documents or the transactions contemplated herein and therein.

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed under seal and delivered as of the date and year first above written.

BORROWER:	AMERON INTERNATIONAL CORPORATION

By: /s/ James R. McLaughlin
Name: James R. McLaughlin
Title: SVP, CFO & Treasurer

By: /s/ Gary Wagner
Name: Gary Wagner
Title: EVP & Chief Operating Officer

GUARANTORS:	ISLAND READY-MIX CONCRETE, INC.

By: /s/ Gary Wagner
Name: Gary Wagner
Title: Vice President

CENTRON INTERNATIONAL INC.

By: /s/ Gary Wagner
Name: Gary Wagner
Title: Vice President

AMERICAN PIPE AND CONSTRUCTION
INTERNATIONAL

By: /s/ Gary Wagner
Name: Gary Wagner
Title: Vice President & Treasurer

CONTRAD

By: /s/ Gary Wagner
Name: Gary Wagner
Title: Vice President

AMERCOAT CORPORATION

By: /s/ Gary Wagner
Name: Gary Wagner
Title: Vice President

BONDSTRAND CORPORATION

By: /s/ Gary Wagner
Name: Gary Wagner
Title: Vice President

PSX CORPORATION

By: /s/ Gary Wagner
Name: Gary Wagner
Title: Vice President

AMERON COMPOSITES INC.

By: /s/ Gary Wagner
Name: Gary Wagner
Title: Vice President & Treasurer

BOLENCO CORPORATION

By: /s/ Gary Wagner
Name: Gary Wagner
Title: Vice President

AGENT:	BANK OF AMERICA, N.A., as
Agent

By: /s/ Brenda H. Little
Name: Brenda H. Little
Title: Asst. Vice President

LENDERS:	BANK OF AMERICA, N.A.

By: /s/ Robert W. Troutman
Name: Robert W. Troutman
Title: Managing Director

BNP PARIBAS

By: /s/ Janice S.H. Ho
Name: Janice S.H. Ho
Title: Managing Director

By: /s/ Charles C. Jou
Name: Charles C. Jou
Title: Vice President

WELLS FARGO BANK, N.A.

By: /s/ Jay Hong
Name: Jay Hong
Title: Vice President

UNION BANK OF CALIFORNIA, N.A.

By: /s/ Peter Thomson
Name: Peter Thomson
Title: Vice President

COMERICA BANK

By: /s/ Elise M. Walker
Name: Elise M. Walker
Title: Vice President

BANK OF HAWAII

By: /s/ John McKenna
Name: John McKenna
Title: Vice President